Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 2 TO LOAN AND SERVICING AGREEMENT, dated as of February 9, 2024 (this “Amendment”), among ASIF Funding I, LLC, a Delaware limited liability company, as borrower (the “Borrower”), Ares Strategic Income Fund, as servicer (in such capacity, the “Servicer”), Société Générale, as agent (the “Agent”) and each of the Lenders party hereto (the “Lenders”).

WHEREAS, the Borrower, the Servicer, Ares Strategic Income Fund, in its capacity as equityholder, each of the Lenders from time to time party thereto, the Agent, each of the other Lender Agents party thereto, U.S. Bank Trust Company, National Association, as collateral agent and as collateral administrator, and U.S. Bank National Association, as document custodian are party to the Loan and Servicing Agreement, dated as of July 26, 2023 (as amended, supplemented, amended and restated and otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, Hamburg Commercial Bank, Sumitomo Mitsui Trust Bank, Limited, New York Branch, and Silicon Valley Bank, a division of First-Citizens Bank & Trust Company, shall become Lenders under the Loan Agreement as of the date hereof; and

WHEREAS, the Borrower, the Servicer, the Agent and the Lenders have agreed to amend the Loan Agreement in accordance with the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1 Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement.

ARTICLE II

Amendments to the Loan Agreement

SECTION 2.1 As of the date of this Amendment, (i) the Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan Agreement attached as Appendix A hereto and (ii) the Exhibits and Schedules to the Loan Agreement are hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Exhibits and Schedules to the Loan Agreement attached as Appendix B hereto.

ARTICLE III

Conditions to Effectiveness

SECTION 3.1 This Amendment shall become effective as of the date first written above, subject to the satisfaction of each of the following conditions:

(a)     the execution and delivery of this Amendment by each party hereto;

(b)     the Agent’s receipt of a legal opinion of counsel for the Borrower, in form and substance reasonably satisfactory to the Agent covering such matters as the Agent may reasonably request;

(c)     the Agent’s receipt of a good standing certificate for the Borrower and the Servicer issued by the applicable office body of its jurisdiction of organization and a certified copy of the resolutions of the board of managers or directors (or similar items) of the Borrower approving this Amendment and the transactions contemplated hereby, certified by its secretary or assistant secretary or other authorized officer; and

(d)     within two (2) Business Days of the date hereof, payment of all fees due and owing to the Agent and each Lender in connection with this Amendment.

ARTICLE IV

Representations and Warranties

SECTION 4.1 The Borrower and the Servicer each hereby represents and warrants to the Agent, the Lender Agents and the Lenders that, as of the date first written above, (i) no Event of Default or Unmatured Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower and the Servicer contained in the Loan Agreement are true and correct in all material respects on and as of such day (or, if such representations and warranties specifically refer to an earlier date, such earlier date).

ARTICLE V

Miscellaneous

SECTION 5.1 Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2 Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.3 Ratification. Except as expressly amended hereby, the Loan Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Loan Agreement for all purposes and is therefore a Transaction Document.

SECTION 5.4 Entire Agreement. The only amendments being made to the Loan Agreement are those that are set forth in this Amendment; no other amendments are being made. This Amendment, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, among the parties hereto with respect to the subject matter of this Amendment. Neither this Amendment nor any provision hereof is intended to confer upon any Person other than the parties hereto and the other parties hereto.

SECTION 5.5 Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.6 Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 5.7 Electronic Signatures. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

ASIF FUNDING I, LLC, as Borrower

By: Ares Strategic Income Fund, its sole
Manager

By:	/s/ SCOTT C. LEM
Name:	Scott C. Lem
Title:	Chief Financial Officer

[Signature Page to Amendment No. 2 to Loan and Servicing Agreement]

SOCIÉTÉ GÉNÉRALE, as Agent and as
Lender

By:	/s/ MARK LACERENZA
Name:	Mark Lacerenza
Title:	Managing Director

[Signature Page to Amendment No. 2 to Loan and Servicing Agreement]

ARES STRATEGIC INCOME FUND, as
Servicer

By:	/s/ SCOTT C. LEM
Name:	Scott C. Lem
Title:	Chief Financial Officer

[Signature Page to Amendment No. 2 to Loan and Servicing Agreement]

EVERBANK, N.A., as Lender

By:	/s/ MARTIN O’ BRIEN
Name:	Martin O’ Brien
Title:	Director

[Signature Page to Amendment No. 2 to Loan and Servicing Agreement]

RAYMOND JAMES BANK, as Lender

By:	/s/ MARK SPECHT
Name:	Mark Specht
Title:	Senior Vice President

[Signature Page to Amendment No. 2 to Loan and Servicing Agreement]

SUMITOMO MITSUI TRUST BANK,
LIMITED, NEW YORK BRANCH, as
Lender

By:	/s/ SHUICHI KIYANAGI
Name:	Shuichi Kiyanagi
Title:	Head of Department

[Signature Page to Amendment No. 2 to Loan and Servicing Agreement]

HAMBURG COMMERCIAL BANK AG,
LUXEMBOURG BRANCH, as Lender

By:	/s/ EVELYN STEINBACH
Name:	Evelyn Steinbach
Title:	Authorized Signatory

By:	/s/ CHRISTIAN BELL
Name:	Christian Bell
Title:	Authorized Signatory

[Signature Page to Amendment No. 2 to Loan and Servicing Agreement]

FIRST-CITIZENS BANK & TRUST
COMPANY, as Lender

By:	/s/ BEN LEE
Name:	Ben Lee
Title:	Director

[Signature Page to Amendment No. 2 to Loan and Servicing Agreement]

APPENDIX A

EXECUTION VERSION
Conformed through Amendment No. ~~1~~2 dated ~~December 19~~February 9, ~~2023~~2024

LOAN AND SERVICING AGREEMENT

dated as of July 26, 2023

among

ASIF FUNDING I, LLC,
as Borrower

ARES STRATEGIC INCOME FUND,
as Equityholder

ARES STRATEGIC INCOME FUND,
as Servicer

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

SOCIÉTÉ GÉNÉRALE,
as Swingline Lender,

SOCIÉTÉ GÉNÉRALE,
as Agent

THE OTHER LENDER AGENTS PARTIES HERETO,

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Collateral Agent and Collateral Administrator

and

U.S. BANK NATIONAL ASSOCIATION,

as Document Custodian

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS	1

Section 1.1 Defined Terms	1
Section 1.2 Other Definitional Provisions	72

ARTICLE II THE FACILITY, LENDING PROCEDURES AND NOTES	74

Section 2.1 Loans	74
Section 2.2 Funding of Loans	~~74~~75
Section 2.3 Notes	~~76~~77
Section 2.4 Repayment, Prepayments and Conversion	77
Section 2.5 Permanent Reduction of Facility Amount	78
Section 2.6 Change in Advance Rate	79
Section 2.7 Increase in Facility Amount	80
Section 2.8 Facility Termination Date	~~80~~81
Section 2.9 Defaulting Lender	~~80~~81
Section 2.10 Borrowing Base Deficiency	82
Section 2.11 Refunding of Swingline Loans	82
Section 2.12 HCOB Funding and Refunding	83

ARTICLE III INTEREST, ETC	~~83~~84

Section 3.1 Interest and Daily Commitment Fee	~~83~~84
Section 3.2 Interest Distribution Dates	~~83~~85
Section 3.3 Interest Calculation	~~83~~85
Section 3.4 Computation of Interest, Fees, Etc	~~84~~85
Section 3.5 Temporary Disruption of Term SOFR	~~84~~85

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Section 3.6 Illegality	~~84~~86
Section 3.7 Breakage	~~84~~86

ARTICLE IV PAYMENTS; TAXES	~~85~~86

Section 4.1 Making of Payments	~~85~~86
Section 4.2 Due Date Extension	~~85~~87
Section 4.3 Taxes	~~85~~87

ARTICLE V INCREASED COSTS, ETC	~~90~~91

Section 5.1 Increased Costs, Capital Adequacy	~~90~~91

ARTICLE VI CONDITIONS TO LOANS	~~91~~92

Section 6.1 Effectiveness	~~91~~92
Section 6.2 Loans and Reinvestments	~~93~~95
Section 6.3 Transfer of Collateral Obligations and Permitted Investments	~~95~~97

ARTICLE VII ADMINISTRATION AND MANAGEMENT OF COLLATERAL OBLIGATIONS	~~97~~98

Section 7.1 Retention and Termination of the Servicer	~~97~~98
Section 7.2 Resignation and Removal of the Servicer; Appointment of Successor Servicer	~~97~~98
Section 7.3 Duties of the Servicer	~~98~~99
Section 7.4 Representations and Warranties of the Servicer	~~99~~100
Section 7.5 Covenants Relating to the Servicer	~~101~~102
Section 7.6 Collateral Reporting	~~105~~106
Section 7.7 Procedural Review of Collateral Obligations; Access to Servicer and Servicer’s Records	~~105~~106
Section 7.8 Optional Sales	~~106~~107
Section 7.9 Repurchase or Substitution of Warranty Collateral Obligations	~~108~~109

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Section 7.10 Lien Release Dividends	~~108~~109

ARTICLE VIII ACCOUNTS; PAYMENTS	~~110~~111

Section 8.1 Accounts	~~110~~111
Section 8.2 Excluded Amounts	~~112~~114
Section 8.3 Distributions, Reinvestment and Dividends	~~113~~114
Section 8.4 Fees	~~117~~118
Section 8.5 Monthly Report	~~117~~118

ARTICLE IX REPRESENTATIONS AND WARRANTIES OF THE BORROWER	~~118~~119

Section 9.1 Organization and Good Standing	~~118~~119
Section 9.2 Due Qualification	~~118~~119
Section 9.3 Power and Authority	~~118~~119
Section 9.4 Binding Obligations	~~118~~119
Section 9.5 Security Interest	~~118~~120
Section 9.6 No Violation	~~119~~121
Section 9.7 No Proceedings	~~120~~121
Section 9.8 No Consents	~~120~~121
Section 9.9 Solvency	~~120~~121
Section 9.10 Compliance with Laws	~~120~~121
Section 9.11 Taxes	~~120~~121
Section 9.12 Monthly Report	~~121~~122
Section 9.13 No Liens, Etc	~~121~~122
Section 9.14 Information True and Correct	~~121~~122
Section 9.15 No Sovereignty	~~121~~123
Section 9.16 Collateral	~~122~~123
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Section 9.17 Selection Procedures	~~122~~123
Section 9.18 Indebtedness	~~122~~123
Section 9.19 No Injunctions	~~122~~123
Section 9.20 No Subsidiaries	~~122~~123
Section 9.21 ERISA Compliance	~~122~~123
Section 9.22 Investment Company Status	~~122~~123
Section 9.23 Set-Off, Etc	~~122~~123
Section 9.24 Collections	~~122~~124
Section 9.25 Value Given	~~122~~124
Section 9.26 Regulatory Compliance	~~123~~124
Section 9.27 Separate Existence	~~123~~124
Section 9.28 Transaction Documents	~~123~~124
Section 9.29 Compliance with Anti-Corruption Laws and Anti-Money Laundering Laws	~~123~~124
Section 9.30 Compliance with Sanctions	~~123~~125
Section 9.31 Beneficial Ownership Certification	~~124~~125
Section 9.32 Similar Law	~~124~~125

ARTICLE X COVENANTS	~~124~~125

Section 10.1 Protection of Security Interest of the Secured Parties	~~124~~125
Section 10.2 Other Liens or Interests	~~125~~126
Section 10.3 Costs and Expenses	~~125~~126
Section 10.4 Reserved	~~125~~126
Section 10.5 Separate Existence	~~125~~126
Section 10.6 Reserved	~~126~~127
Section 10.7 Know Your Customer	~~126~~127

-iv-

Section 10.8 Taxes	~~126~~128
Section 10.9 Merger, Consolidation, Etc	~~127~~128
Section 10.10 Deposit of Collections	~~127~~128
Section 10.11 Indebtedness; Guarantees	~~127~~128
Section 10.12 Limitation on Purchases from Affiliates	~~127~~128
Section 10.13 Documents	~~127~~128
Section 10.14 Preservation of Existence	~~127~~128
Section 10.15 Limitation on Investments	~~127~~129
Section 10.16 Distributions	~~128~~129
Section 10.17 Performance of Assigned Agreements	~~128~~130
Section 10.18 Further Assurances; Financing Statements	~~129~~130
Section 10.19 Obligor Payment Instructions	~~129~~130
Section 10.20 Delivery of Collateral Obligation Files	~~129~~131
Section 10.21 Sanctions	~~130~~131
Section 10.22 Anti-Corruption and Anti-Money Laundering Laws	~~130~~131
Section 10.23 Beneficial Ownership Certification	~~130~~131
Section 10.24 Retention Letter	~~130~~131
Section 10.25 Retention Requirements	~~130~~132
Section 10.26 Transparency Requirements	~~130~~132

ARTICLE XI THE COLLATERAL AGENT AND THE COLLATERAL ADMINISTRATOR	~~133~~134

Section 11.1 Appointment of Collateral Agent	~~133~~134
Section 11.2 Monthly Reports	~~133~~135
Section 11.3 Collateral Administration	~~133~~135

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Section 11.4 Removal or Resignation of Collateral Agent or the Collateral Administrator	~~136~~138
Section 11.5 Representations and Warranties	~~137~~138
Section 11.6 No Adverse Interest of Collateral Agent	~~138~~139
Section 11.7 Reliance of Collateral Agent and the Collateral Administrator	~~138~~139
Section 11.8 Limitation of Liability and Collateral Agent and Collateral Administrator Rights	~~138~~140
Section 11.9 Tax Reports	~~142~~143
Section 11.10 Merger or Consolidation	~~142~~143
Section 11.11 Collateral Agent and Collateral Administrator Compensation	~~142~~143
Section 11.12 Anti-Terrorism Laws	~~142~~144
Section 11.13 Erroneous Payments	~~143~~144

ARTICLE XII GRANT OF SECURITY INTEREST	~~145~~146

Section 12.1 Borrower’s Grant of Security Interest	~~145~~146
Section 12.2 Borrower Remains Liable	~~147~~148
Section 12.3 Release of Collateral	~~147~~148

ARTICLE XIII EVENT OF DEFAULTS	~~147~~149

Section 13.1 Event of Defaults	~~147~~149
Section 13.2 Effect of Event of Default	~~150~~151
Section 13.3 Rights upon Event of Default	~~151~~152
Section 13.4 Collateral Agent May Enforce Claims Without Possession of Notes	~~152~~153
Section 13.5 Collective Proceedings	~~152~~153
Section 13.6 Insolvency Proceedings	~~152~~153
Section 13.7 Delay or Omission Not Waiver	~~153~~154
Section 13.8 Waiver of Stay or Extension Laws	~~153~~155
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Section 13.9 Limitation on Duty of Collateral Agent in Respect of Collateral	~~154~~155
Section 13.10 Power of Attorney	~~154~~155
Section 13.11 Purchase Right	~~155~~156

ARTICLE XIV THE AGENT	~~155~~156

Section 14.1 Appointment	~~155~~156
Section 14.2 Delegation of Duties	~~155~~157
Section 14.3 Exculpatory Provisions	~~156~~157
Section 14.4 Reliance by Note Agents	~~156~~157
Section 14.5 Notices	~~157~~158
Section 14.6 Non-Reliance on Note Agents	~~157~~158
Section 14.7 Indemnification	~~157~~159
Section 14.8 Successor Note Agent	~~158~~159
Section 14.9 Note Agents in their Individual Capacity	~~159~~160
Section 14.10 Borrower Procedural Review	~~159~~160
Section 14.11 Certain ERISA Matters	~~159~~160
Section 14.12 Rights as a Lender	~~160~~161

ARTICLE XV ASSIGNMENTS	~~160~~161

Section 15.1 Restrictions on Assignments	~~160~~161
Section 15.2 Documentation	~~160~~161
Section 15.3 Rights of Assignee	~~160~~162
Section 15.4 Assignment by Lenders	~~161~~162
Section 15.5 Participations; Pledge	~~162~~163

ARTICLE XVI INDEMNIFICATION	~~163~~165

Section 16.1 Borrower Indemnity	~~163~~165
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Section 16.2 Servicer Indemnity	~~164~~165
Section 16.3 Waiver of Consequential Damages, Etc	~~165~~166
Section 16.4 Contribution	~~165~~166

ARTICLE XVII MISCELLANEOUS	~~165~~166

Section 17.1 No Waiver; Remedies	~~165~~166
Section 17.2 Amendments; Waivers; Permanent Discontinuance of SOFR and other Benchmarks; Benchmark Exculpation	~~165~~167
Section 17.3 Reserved	~~170~~171
Section 17.4 Notices, Etc	~~170~~171
Section 17.5 Costs and Expenses	~~170~~171
Section 17.6 Binding Effect; Survival	~~171~~172
Section 17.7 Captions and Cross References	~~171~~172
Section 17.8 Severability	~~171~~172
Section 17.9 GOVERNING LAW	~~172~~173
Section 17.10 Counterparts	~~172~~173
Section 17.11 WAIVER OF JURY TRIAL	~~172~~173
Section 17.12 No Proceedings	~~172~~173
Section 17.13 Limited Recourse	~~173~~174
Section 17.14 ENTIRE AGREEMENT	~~174~~175
Section 17.15 Confidentiality	~~174~~175
Section 17.16 Non-Confidentiality of Tax Treatment	~~175~~176
Section 17.17 Replacement of Lenders	~~175~~176
Section 17.18 Consent to Jurisdiction	~~176~~177
Section 17.19 Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~176~~178
-viii-

Section 17.20 No Advisory or Fiduciary Responsibility	~~177~~178
Section 17.21 USA Patriot Act	~~178~~179
Section 17.22 Right of Setoff	~~178~~179
Section 17.23 Acknowledgement Regarding any Supported QFCs	~~178~~179
Section 17.24 Reserved	~~179~~180
Section 17.25 Electronic Communications and Signatures	~~179~~180
Section 17.26 Interest on GBP Loans	~~179~~180

ARTICLE XVIII DOCUMENT CUSTODY	~~180~~181

Section 18.1 Designation of Document Custodian	~~180~~181
Section 18.2 Duties of the Document Custodian	~~180~~181
Section 18.3 Delivery of Collateral Obligation Files	~~182~~183
Section 18.4 No Collateral Obligation File Certification	~~182~~183
Section 18.5 Release of Collateral Obligation Files	~~183~~184
Section 18.6 Examination of Collateral Obligation Files	~~184~~185
Section 18.7 Reserved	~~185~~186
Section 18.8 Transmission of Collateral Obligation Files	~~185~~186
Section 18.9 Merger or Consolidation	~~185~~186
Section 18.10 Document Custodian Compensation	~~185~~186
Section 18.11 Removal or Resignation of Document Custodian	~~185~~187
Section 18.12 Limitations on Liability	~~186~~187
Section 18.13 Document Custodian as Agent of Collateral Agent	~~188~~189
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ANNEX A	Notice Information
ANNEX B	Transaction Summary

EXHIBIT A-1	Form of Note
EXHIBIT A-2	Form of Swingline Note
EXHIBIT B	Audit Standards
EXHIBIT C-1	Form of Loan Request
EXHIBIT C-2	Form of Reinvestment Request
EXHIBIT C-3	Form of Asset Approval Request
EXHIBIT C-4	Form of FX Reallocation Notice
EXHIBIT D	Form of Monthly Report
EXHIBIT E	Form of Approval Notice
EXHIBIT F-1	Authorized Representatives of Servicer
EXHIBIT F-2	Request for Release and Receipt
EXHIBIT F-3	Request for Release of Request for Release and Receipt
EXHIBIT G-1	U.S. Tax Compliance Certificate (Foreign Lender - non-Partnerships)
EXHIBIT G-2	U.S. Tax Compliance Certificate (Foreign Participant - non-Partnerships)
EXHIBIT G-3	U.S. Tax Compliance Certificate (Foreign Participants - Partnerships)
EXHIBIT G-4	U.S. Tax Compliance Certificate (Foreign Lenders - Partnerships)
EXHIBIT H	Schedule of Collateral Obligations Certification
EXHIBIT I	Form of Assignment Agreement
EXHIBIT J	Form of Retention Letter
EXHIBIT K	Form of Document Checklist
EXHIBIT L	Form of Notice and Request for Consent

SCHEDULE 1	Diversity Score Calculation
SCHEDULE 2	S&P Industry Classifications
SCHEDULE 3	Collateral Obligations
SCHEDULE 4	Disqualified Institutions
SCHEDULE 5	Commitments
-x-

appropriate or necessary by the Securities Intermediary, for convenience in administering such accounts.

“Account Collateral” has the meaning set forth in Section 12.1(d).

“Account Control Agreement” means the Account Control Agreement, dated as of the Effective Date, by and between the Borrower, as pledgor, the Collateral Agent on behalf of the Secured Parties, as secured party, and U.S. Bank National Association, as Securities Intermediary.

“Accrual Period” means, with respect to any Distribution Date, the period from and including the previous Distribution Date (or, in the case of the first Distribution Date, from and including the Effective Date) through and including the day preceding such Distribution Date; provided that, notwithstanding the foregoing, with respect to any Term SOFR Loan, the Accrual Period shall be (i) initially, the period commencing on the date of such Loan and ending ~~on~~one day prior to the numerically corresponding day in the calendar month that is three months thereafter (subject to the availability for the Benchmark applicable to the relevant Loan or Commitment) and (ii) thereafter, the period commencing at the end of the previous Accrual Period and ending on the date that is one day prior to the numerically corresponding day in the calendar month that is three months thereafter (subject to the availability for the Benchmark applicable to the relevant Loan or Commitment); provided further that: (i) if any Accrual Period would end on a day other than a Business Day, such Accrual Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Accrual Period shall end on the next preceding Business Day; (ii) any Accrual Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Accrual Period) shall end on the last Business Day of the last calendar month of such Accrual Period; and (iii) no tenor that has been removed from this definition pursuant to Section 17.2(e) shall be available for specification in a Loan Request.

For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan.

“Adjusted Aggregate Eligible Collateral Obligation Balance” means, as of any date, the Aggregate Eligible Collateral Obligation Amount minus the Excess Concentration Amount on such date.

“Administrative Expenses” means the fees and expenses (including fees and costs of agents, experts and counsel) and other amounts due or accrued of the Borrower with respect to any Distribution Date and payable in the following order by the Borrower:

(a) first, (i) on a pro rata basis, to the Collateral Agent, the Collateral Administrator, the Document Custodian and the Securities Intermediary pursuant to the Collateral Agent and Document Custodian Fee Letter, and U.S. Bank Trust Company, National Association or any Affiliate if acting as a Reporting Agent; and (ii) then, to the Designated Reporting Entity or any agent thereof appointed pursuant to Section 10.26 or any other Person, any expenses incurred in to such First Lien Loan exceeds (1) 10.0% of the Principal Balance of such First Lien Loan or (2) 1.0x EBITDA; provided further that, with respect to any Collateral Obligation that is approved by the Agent as an Eligible Collateral Obligation in accordance with the definition of “Eligible Collateral Obligation” despite one or more of the criteria in the definition thereof not being satisfied as of such date of determination, such Eligible Collateral Obligation shall have the Advance Rate assigned by the Agent in its sole discretion in the related Approval Notice.

“Adverse Claim” means any claim of ownership or any Lien, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a Lien, other than Permitted Liens.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Person” has the meaning set forth in Section 5.1.

“Affiliate” of any Person means any other Person that directly or indirectly Controls, is Controlled by or is under common Control with such Person (excluding any trustee under, or any committee with responsibility for administering, any employee benefit plan); provided that for purposes of determining whether any Collateral Obligation is an Eligible Collateral Obligation or any Obligor is an Eligible Obligor, the term Affiliate shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or control by, a common Financial Sponsor. For the purposes of this definition, “Control” shall mean the possession, directly or indirectly (including through affiliated entities), of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, provision of management services, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Agent” has the meaning set forth in the Preamble.

“Aggregate Eligible Collateral Obligation Amount” means, as of any date, the sum of the Collateral Obligation Amounts for all Eligible Collateral Obligations.

“Aggregate Unfunded Amount” shall mean, as of any date of determination, the equivalent in Dollars, as determined by the Servicer using the Applicable Conversion Rate, the sum of the unfunded commitments and all other standby or contingent commitments associated with each Variable Funding Asset included in the Collateral as of such date. The Aggregate Unfunded Amount shall not include any commitments under Variable Funding Asset that have expired, terminated or been reduced to zero, and shall be reduced concurrently (upon notice to the Agent) with each documented reduction in commitments of the Borrower under the Variable Funding Asset.

“Agreement” means this Loan and Servicing Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of the following:

(a) the Prime Rate in effect on such day,

(b) the Federal Funds Rate in effect on such day plus ½ of 1%; and

(c) the Term SOFR for a one-month tenor in effect on such day plus 1%;

provided that if the Alternate Base Rate as so determined would be less than zero, such rate shall be deemed to be equal to zero for the purposes of this Agreement.

Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Rate or Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or Term SOFR, respectively.

If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 17.2, then the Alternate Base Rate shall be the greater of (a) and (b) above and shall be determined without regard to clause (c) above.

“Amount Available” means, with respect to any Distribution Date, the sum of (a) the amount of Collections with respect to the related Collection Period (excluding any Collections necessary to settle the acquisition of Eligible Collateral Obligations), plus (b) any investment income earned on amounts on deposit in the Collection Account since the immediately prior Distribution Date (or since the Effective Date in the case of the first Distribution Date), plus (c) any Repurchase Amounts deposited in the Collection Account and any Equityholder capital contributions with respect to the related Collection Period that are deposited into the Principal Collection Account in accordance with Section 8.1(d).

“Anti-Boycott Regulations” means or Section 7 of the German Foreign Trade Ordinance (§ 7 Außenwirtschaftsverordnung, AWV) or any similar blocking or anti-boycott law, regulation or statute of the European Union in force from time to time.

“Anti-Corruption Laws” means any laws, rules and regulations of any jurisdiction in which the Related Parties are located or doing business, concerning bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977, (15 U.S.C. § 78dd-1, et seq.) and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” means any laws, rules and regulations of any jurisdiction in which the Related Parties are located or doing business relating to money laundering or terrorist financing.

“Applicable Conversion Rate” means (x) for an actual currency exchange, the applicable currency-Dollar spot rate obtained by the Servicer through customary banking channels, which may include the Collateral Agent or any Affiliate’s own banking facilities (or, if the Collateral Agent or such Affiliate has notified the Agent and the Borrower that it will no longer provide such services or if U.S. Bank Trust Company, National Association or one of its Affiliates is no

Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Blocking Regulation” means any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996, as amended (or any law or regulation implementing such Regulation in any member state of the European Union) or any similar blocking or anti-boycott law, regulation or statute of the European Union in force from time to time.

“Borrower” has the meaning set forth in the Preamble.

“Borrower Order” means a written order or request dated and signed in the name of the Borrower (which written order or request may be a standing order) by an Executive Officer of the Borrower or the Servicer as the context may require or permit. An order or request provided in an email by an Executive Officer of the Borrower or the Servicer on behalf of the Borrower shall constitute a Borrower Order in each case except to the extent the Collateral Agent, Collateral Administrator, Document Custodian or Securities Intermediary requests otherwise. For purposes of Section 7.8, Section 7.9, Section 7.10 and Section 12.3 of this Agreement and the release, sale or acquisition of any Collateral thereunder, “Borrower Order” shall also mean delivery to the Collateral Agent, the Document Custodian or the Securities Intermediary by the Borrower or the Servicer on its behalf, by email or otherwise in writing, of a Trade Ticket, confirmation of trade, instruction to post or to commit to the trade, “SWIFT” message, message via Markit Loan Settlement Custodial Services (Markit CIDD) or any other electronic communication or language, which shall constitute a direction and certification that the transaction is in compliance with and satisfies all applicable provisions of Section 7.8, Section 7.9, Section 7.10 and Section 12.3 of this Agreement.

“Borrowing Base” means, collectively, the Borrowing Base (Aggregate), the Borrowing Base (CAD), the Borrowing Base (Euro) and the Borrowing Base (GBP).

“Borrowing Base (Aggregate)” means the equivalent in Dollars of an amount equal to the lower of: (I)(i) the sum of the product of (x) the weighted average of the Advance Rates with respect to each of the Eligible Collateral Obligations; provided that, such weighted average of the Advance Rates shall be calculated, for the avoidance of doubt, subject to the weighted average Advance Rate caps based on the Diversity Score set forth in the definition of “Advance Rate”, as applicable, and using the Collateral Obligation Amount for each such Eligible Collateral Obligation net of the Excess Concentration Amount attributable to such Eligible Collateral Obligation and (y) the sum of the Collateral Obligation Amounts for all Eligible Collateral Obligations minus the Excess Concentration Amount attributable to such Eligible

(c) such Collateral Obligation is not a Defaulted Collateral Obligation;

(d) such Collateral Obligation is not an Equity Security and is not convertible into an Equity Security at the option of the applicable Obligor or any other Person other than the Borrower;

(e) such Collateral Obligation is not a Structured Finance Obligation;

(f) such Collateral Obligation is denominated in an Eligible Currency and is not convertible by the Obligor thereof into any currency other than an Eligible Currency;

(g) such Collateral Obligation is not a single-purpose real estate based loan (unless the related real estate is a hotel, casino, data center or other operating company), a construction loan or a project finance loan;

(h) such Collateral Obligation is not a lease (including a financing lease);

(i) such Collateral Obligation has a Purchase Price of at least 80%, unless otherwise approved by the Agent in its sole discretion;

(j) such Collateral Obligation is not a trade claim;

(k) if such Collateral Obligation is a Recurring Revenue Loan, the Obligor has sufficient Liquidity to fund operations for the next 18 months based on the projections provided by the Obligor (as determined by the Servicer);

(l) the Obligor with respect to such Collateral Obligation is an Eligible Obligor;

(m) such Collateral Obligation is not Margin Stock;

(n) such Collateral Obligation is not a security or swap transaction that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation;

(o) ~~unless otherwise approved in writing by the Agent in its sole discretion, such Collateral Obligation is not a Deferring Collateral Obligation that is a Partial PIK Loan~~[reserved];

(p) such Collateral Obligation is not subject to substantial non-credit related risk, as determined by the Servicer in accordance with the Servicer Standard, other than non-credit related risks that have previously been disclosed to the Agent during the process of obtaining an Approval Notice with respect to such Collateral Obligation;

(q) the acquisition of which will not cause the Borrower to be deemed to own 5.0% or more of any class of voting securities of any Obligor or 25.0% or more of the total equity of any Obligor or any securities that are immediately convertible into or immediately exercisable or exchangeable for 5.0% or more of any class of voting securities of any Obligor or 25.0% or more of the total equity of any Obligor, in each case as determined by the Servicer;

(r) the Underlying Instrument for which does not contain confidentiality provisions that restrict the ability of the Agent to exercise its rights under the Transaction Documents, including, without limitation, its rights to review such debt obligation or participation, the Underlying Instrument and related documents and credit approval file so long as the Agent or each Lender, as applicable, has agreed to maintain the confidentiality of such information in accordance with the provisions of such Underlying Instruments;

(s) the acquisition of which is not in violation of Regulations T, U or X of the FRS Board;

(t) such Collateral Obligation is capable of being transferred to and owned by the Borrower (whether directly or by means of a security entitlement) and of being pledged, assigned or novated by the owner thereof or of an interest therein (a) subject to customary qualifications for instruments similar to such Collateral Obligation, to the Collateral Agent for the benefit of the Secured Parties, (b) subject to customary qualifications for instruments similar to such Collateral Obligation, to any assignee of the Agent permitted or contemplated under this Agreement, (c) subject to customary qualifications for instruments similar to such Collateral Obligation, to any Person at any foreclosure or strict sale or other disposition initiated by a secured creditor in furtherance of its security interest, and (d) subject to customary qualifications for instruments similar to such Collateral Obligation, to commercial banks, financial institutions, offshore and other funds (in each case, including transfer permitted by operation of the Uniform
Commercial Code);

(u) the proceeds of such Collateral Obligation will not be used to finance activities of the type engaged in by businesses classified under NAICS Codes 2361 (Residential Building Construction), 2362 (Nonresidential Building Construction), 2371 (Utility System Construction), or 2372 (Land Subdivision);

(v) the Related Security for such Collateral Obligation is primarily located in an Eligible Jurisdiction;

(w) such Collateral Obligation has a stated maturity that does not exceed eight (8) years from the related issuance date;

(x) such Collateral Obligation is a part of a loan tranche with a minimum initial face value of at least $10,000,000;

(y) such Collateral Obligation is secured by a valid and enforceable security interest;

(z) the acquisition by the Borrower of such Collateral Obligation would not result in an EU/UK Retention Deficiency; ~~and~~

(aa) such Collateral Obligation is not a participation interest, other than a Participation Interest; provided that, (i) Effective Date Participations shall not be excluded from eligibility pursuant to this clause (aa) until the date that is sixty (60) days (or ninety (90) days if, as certified by the Borrower and the Transferor, such delay in elevation is due to actions or inactions outside the control of the Borrower and the Transferor and each of the Borrower and the Transferor has complied with its obligations under the Contribution Agreement with respect to the elevation of each such Effective Date Participation) after the Effective Date;

(bb) such Collateral Obligation, if it is a Deferring Collateral Obligation, is either a Partial PIK Loan or Permitted PIK Loan; and

(cc) such Collateral Obligation is not a Non-ESG Collateral Obligation.

“Eligible Currency” means CADs, Dollars, Euros and GBPs and, for purposes of clause (f) of the definition of “Eligible Collateral Obligation”, NZD and the local currency of each Eligible Jurisdiction.

“Eligible Jurisdiction” means United States, Canada, Australia, Austria, Belgium, Denmark, Finland, France, Ireland, Germany, Luxembourg, Norway, New Zealand, Spain, Sweden, the Netherlands, Jersey and the United Kingdom, and any other jurisdiction consented to by the Agent in writing in its sole discretion.

“Eligible Obligor” means any Obligor that (i) on any day, is a business organization (and not a natural person) that is duly organized and validly existing under the laws of, the United States or any State thereof (or any other Eligible Jurisdiction), (ii) on any day, is a legal operating entity or holding company, (iii) on any day, is not an Official Body, (iv) on any day, is not an Affiliate of, or controlled by, the Borrower, the Servicer or the Equityholder and (v) other than for any Obligor of a Recurring Revenue Loan, as of the applicable Cut-Off Date, has a most recently reported trailing twelve-month EBITDA of $10,000,000 or greater, unless otherwise approved by the Agent in its sole discretion.

“Enterprise Value” means, with respect to any Eligible Collateral Obligation as of its origination date, the meaning of “Enterprise Value” or any comparable definition in the Underlying Instruments for such Eligible Collateral Obligation. In case that “Enterprise Value” or such comparable definition is not defined in such Underlying Instruments, an amount, for the related Obligor and any of its parents or Subsidiaries that are obligated with respect to such Collateral Obligation pursuant to its Underlying Instruments (determined on a consolidated basis without duplication in accordance with Appropriate Accounting Principles) as determined by the Servicer in a manner substantially consistent with the way the Servicer underwrote the Enterprise Value as of the most recent closing (and in any event consistent with the Servicer Standard) or, if in the reasonable determination of the Servicer that the general economic, market or industry condition has evolved or the business performance or projection of such Obligor has changed since the most recent closing, such amount proposed by the Servicer with the consent of the Agent, in each case, after giving due consideration to (I) if there is an observable public price for the common stock of such Obligor or the value of the equity capital of the Obligor can be established based on available acquisition price or paid-in capital contribution by a sponsoring investor, the sum of (x) the outstanding principal amount of any indebtedness of such Obligor (y) the outstanding principal amount of any preferred stock issued by such Obligor and (z) the market value of such Obligor’s common stock or (II) otherwise the sum of (x) the product of (A) the trailing-twelve-months EBITDA with respect to such Obligor and (B) a multiple as

(g) for any Recurring Revenue Loan, the Debt-to-Recurring Revenue Ratio related to such Collateral Obligation increases by 0.25x (or any subsequent increase of an additional 0.25x) compared to the Debt-to-Recurring Revenue Ratio as of the later of the Approval Date or the last Evaluation Event date with respect to such Collateral Obligation, as applicable; or

(h) for any Broadly Syndicated Loan, (x) the rating falls below (i) a Moody’s Rating “B3” or ii) an S&P Rating “B-”, as applicable; provided that, if any such Broadly Syndicated Loan is rated “CCC+” or lower, any rating downgrade by one or more notches (including a negative watch) shall constitute an “Evaluation Event” with respect to such Broadly Syndicated Loan; or (y) the Market Value falls by more than 5.0% below the LSTA Index for ten (10) consecutive calendar days;

provided that, the Agent may specify (including as a condition to the provision of an Approval Notice thereby) one or more additional Evaluation Events solely with respect to such Eligible Collateral Obligation on the Approval Date for such Eligible Collateral Obligation.

“Event of Default” means any of the events described in Section 13.1.

“Excess Concentration Amount” means, during the Revolving Period, as of the most recent Measurement Date (and after giving effect to all Collateral Obligations to be purchased or sold by the Borrower on such date), the sum, without duplication, of the following amounts, in each case, as applicable to each individual Collateral Obligation:

(a) the excess, if any and without duplication, of the Aggregate Eligible Collateral Obligation Amounts with respect to all Eligible Collateral Obligations that are Second Lien Loans, Deemed Second Lien Loans, FILO Loans, Recurring Revenue Loans or Type C Broadly Syndicated Loans over 15.0% of the Excess Concentration Measure;

(b) the excess, if any, of the Aggregate Eligible Collateral Obligation Amounts with respect to all Eligible Collateral Obligations that are Second Lien Loans over 5.0% of the Excess Concentration Measure;

(c) the excess, if any and without duplication, of the Aggregate Eligible Collateral Obligation Amounts with respect to all Eligible Collateral Obligations that are Broadly Syndicated Loans (i) during the period beginning after the expiration of the Ramp-Up Period until the twelve-month anniversary of the Effective Date, over 40.0% of the Excess Concentration Measure and (ii) thereafter, over 20.0% of the Excess Concentration Measure;

(d) the excess, if any, of the Aggregate Eligible Collateral Obligation Amounts with respect to all Eligible Collateral Obligations that are obligations of any single Obligor (other than an Obligor described in the following proviso) over 5.0% of the Excess Concentration Measure; provided that, with respect to any three Obligors, the Aggregate Eligible Collateral Obligation Amounts with respect to all Eligible Collateral Obligations that are obligations of each of such Obligors may be up to 7.0% of the Excess Concentration Measure;

(e) the excess, if any and without duplication, of the Aggregate Eligible Collateral Obligation Amounts with respect to all Eligible Collateral Obligations in any single S&P

Industry Classification (other than the “Oil & Gas” S&P Industry Classification) other than a S&P Industry Classification described in the following proviso over 15.0% of the Excess Concentration Measure; provided that, (x) the Aggregate Eligible Collateral Obligation Amounts with respect to all Eligible Collateral Obligations that are obligations of Obligors in the largest S&P Industry Classification (so long as such largest S&P Industry Classification is “Health Care Technology”, “Health Care Equipment & Supplies”, “Health Care Providers & Suppliers” or “Software”) may be up to 20.0% of the Excess Concentration Measure; (y) the Aggregate Eligible Collateral Obligation Amounts with respect to all Eligible Collateral Obligations that are obligations of Obligors in the first and second largest S&P Industry Classification (other than the “Oil & Gas”, “Health Care Technology”, “Health Care Equipment & Supplies”, “Health Care Providers & Suppliers” or “Software” S&P Industry Classifications) other than the S&P Industry Classification specified in clause (x) may be up to 17.5% of the Excess Concentration Measure; and (z) the S&P Industry Classification of “Oil & Gas” may be up to ~~10.0~~5.0% of the Excess Concentration Measure;

(f) the excess, if any, of the Aggregate Eligible Collateral Obligation Amounts with respect to all Eligible Collateral Obligations that are Fixed Rate Collateral Obligations over 5.0% of the Excess Concentration Measure;

(g) the excess, if any, of the Aggregate Eligible Collateral Obligation Amounts with respect to all Eligible Collateral Obligations that are Recurring Revenue Loans over 10.0% of the Excess Concentration Measure;

(h) the excess, if any, of the Aggregate Eligible Collateral Obligation Amounts with respect to all Eligible Collateral Obligations that are Variable Funding Assets over 10.0% of the Excess Concentration Measure;

(i) the excess, if any and without duplication, of the Aggregate Collateral Obligation Amounts with respect to all Eligible Collateral Obligations that are denominated in an Eligible Currency other than Dollars or that have Obligors organized in a country other than the United States, in the aggregate, over 10.0% of the Excess Concentration Measure; provided that, the Aggregate Eligible Collateral Obligation Amounts with respect to all Eligible Collateral Obligations that are denominated in NZD or that have Obligors organized in New Zealand may be up to 5.0% of the Excess Concentration Measure;

(j) the excess, if any and without duplication, of the Aggregate Eligible Collateral Obligation Amounts of all Eligible Collateral Obligations that are Covenant Lite Loans (other than (i) Broadly Syndicated Loans or (ii) any Collateral Obligations whose Obligors have a trailing twelve month EBITDA of greater than $100,000,000, as measured at the applicable Cut-Off Date) over 30.0% of the Excess Concentration Measure;

(k) the excess, if any and without duplication, of the Aggregate Eligible Collateral Obligation Amounts with respect to all Eligible Collateral Obligations (other than Broadly Syndicated Loans, Recurring Revenue Loans, FILO Loans, Second Lien Loans and Deemed Second Lien Loans) that cause the related Obligor to (i) have a Total Net Leverage Ratio of greater than 6.5x (unless such Obligor is in a Specified Industry) or (ii) have a Total Net Leverage Ratio of greater than 7.5x, with respect to any such Obligor in a Specified Industry, in of insurance premiums, (iv) any escrows relating to Taxes, insurance and other amounts in connection with Collateral Obligations which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under Underlying Instruments, (v) any amount deposited into the Collection Account in error or (vi) payments by the Obligors of indemnification obligations and reimbursements for actually incurred out-of-pocket expenses, in each case that are not received in lieu of principal, interest or fees owed under the related Underlying Instruments.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Obligations pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Obligations (other than pursuant to Section 17.17) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.3, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.3(f) and (d) any Taxes imposed under FATCA.

“Executive Officer” means, with respect to the Borrower, the Servicer or the Equityholder, the Chief Executive Officer, the Chief Operating Officer, the Executive Vice President or sole manager or the board of managers or directors of such Person or any other Person included on the incumbency of the Borrower, the Servicer or the Equityholder, as applicable, delivered hereunder and, with respect to any other Person, the President, Chief Financial Officer, Executive Vice President or any Vice President.

“Exposure Amount” means, as of any date of determination and with respect to any Variable Funding Asset, the excess of (a) the Borrower’s maximum funding commitment thereunder over (b) the Principal Balance of such Variable Funding Asset. For the avoidance of doubt, the Exposure Amount in respect of a Defaulted Collateral Obligation shall be included in the calculation of the Exposure Amount if the Borrower is at such time subject to contractual funding obligations with respect to such Defaulted Collateral Obligation and such obligation has not ceased to be enforceable under the Bankruptcy Code.

“Exposure Amount Shortfall” has the meaning set forth in Section 2.2(e).

“Facility” means the loan facility to be provided to the Borrower pursuant to, and in accordance with, this Agreement.

“Facility Amount” means $~~1,000,000,000~~1,200,000,000, as such amount may be reduced pursuant to Section 2.5 or increased pursuant to Section 2.7.

Rate plus (c) the equivalent in Dollars of the aggregate principal amount of all Loans denominated in CADs outstanding on such date, as determined by the Servicer using the Applicable Conversion Rate, in each case, after giving effect to all repayments of Loans and the making of new Loans on such date.

“Foreign Currency Sublimit” means, on any date of determination, an amount equal to the product of (i) 10.0% multiplied by (ii) the then-current Facility Amount on such date.

“Foreign Lender” means a Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Code.

“Fronting Exposure” means, at any time there is a Defaulting Lender with respect to the Swingline Lender, such Defaulting Lender’s Pro Rata Share of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders, repaid by the Borrower or for which cash collateral or other credit support acceptable to the Swingline Lender shall have been provided in accordance with the terms hereof.

“FRS Board” means the Board of Governors of the Federal Reserve System and, as applicable, the staff thereof.

“Fundamental Amendment” means any amendment, modification, waiver or supplement of or to this Agreement or any Fee Letter that would (a) extend the Revolving Period, (b) increase or extend the term of the Commitments (other than an increase in the Commitment of another Lender or the addition of a new Lender) or change the Facility Termination Date, (c) extend the date fixed for the payment of principal of or interest on any Loan or any fee hereunder, in each case, owing to such Lender, (d) reduce the amount of any such payment of principal or interest hereunder owing to such Lender, (e) reduce the rate at which interest is payable to such Lender or any fee is payable hereunder to such Lender (excluding, in each case, any such reduction as a result of a full or partial waiver of interest or fees accruing at a default rate imposed during an Event of Default or a result of a waiver of an Event of Default), (f) release any material portion of the Collateral, except in connection with dispositions permitted hereunder, (g) alter the terms of Section 2.4(a), Section 8.3, or Section 17.2 or any related definitions or provisions in a manner that would have a material adverse effect on any Lender, (h) modify the definition of the “Required Lenders” in a manner that would have a material adverse effect on any Lender or modify in any manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, (i) modify the definition of the terms “Advance Rate”, “Borrowing Base (Aggregate)”, “Borrowing Base (CAD)”, “Borrowing Base (Euro)”, “Borrowing Base (GBP)”, “Broadly Syndicated Loan”, “Eligible Collateral Obligation”, “Eligible Jurisdiction”, “Excess Concentration Amount”, “Facility Termination Date”, “First Lien Loan”, “Second Lien Loan”, “Deemed Second Lien Loan”, “FILO A Loan”, “FILO B Loan”, “FILO C Loan”, “FILO Loan”, “Middle Market Loan” or “Fundamental Amendment”, or any defined term used therein, in each case in a manner which would have the effect of making more credit available to the Borrower, or make such provision less restrictive on the Borrower in any other material fashion, (j) modify the form or details of the Monthly Report in a manner that materially reduces the reporting requirements, (k) other than as set forth in clause (c) or clause (d) above, extend the date fixed for the payment or reduce the amount of any other payment hereunder in a manner that would have a material adverse effect on any Lender, (l) result in the direct or indirect subordination of the security interest and lien upon the Collateral that is granted by the Borrower in accordance with this Agreement, (m) alter the provisions providing for pro rata treatment of Loans, pro rata treatment of reductions in the Facility Amount or Commitments, or pro rata treatment of allocation of payments and Loans to non-Defaulting Lenders, (n) modify the definition of the term “Dollar Lender” or (o) alter the terms of Section 2.2(d)(i) or Section 2.2(d)(iii).

“Funding Date” means any Loan Date or any Reinvestment Date, as applicable.

“FX Evaluation Date” means (a) each Funding Date, (b) each Determination Date and (c) the date on which any Event of Default occurs.

“FX Reallocation Notice” has the meaning set forth in Section 2.2(d)(ii).

“GBP” means the lawful currency for the time being of the United Kingdom.

“GBP Business Day” means a day except (a) a Saturday, (b) a Sunday, or (c) any day on which banks are closed for general business in London.

“GBP Loan” means each Loan made in GBP.

“Hazardous Materials” means all materials subject to any Environmental Law, including materials listed in 49 C.F.R. § 172.101, materials defined as hazardous pursuant to § 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, flammable, explosive or radioactive materials, hazardous or toxic wastes or substances, lead-based materials, petroleum or petroleum distillates or asbestos or material containing asbestos, polychlorinated biphenyls, radon gas, urea formaldehyde and any substances classified as being “in inventory”, “usable work in process” or similar classification that would, if classified as unusable, be included in the foregoing definition.

“HCOB” means Hamburg Commercial Bank AG, Luxembourg Branch, in its capacity as a Lender hereunder.

“HCOB Fronting Exposure” means, at any time HCOB is a Defaulting Lender with respect to the HCOB Pro Rata Share advanced by Société Générale, such Defaulting Lender’s Pro Rata Share of Revolving Loans or Swingline Loans other than Revolving Loans or Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders, repaid by the Borrower or for which cash collateral or other credit support acceptable to the Swingline Lender shall have been provided in accordance with the terms hereof.

“HCOB Pro Rata Share” means, with respect to HCOB, subject to Section 2.9(a)(ii), the percentage obtained by dividing the Revolving Commitment of HCOB (as determined pursuant to the definition of Commitment) by the aggregate Revolving Commitments of all the Dollar Lenders holding a Revolving Commitment (as determined pursuant to the definition of “Commitment”).

“HCOB Refund Date” has the meaning set forth in Section 2.12(b).

“Incurrence Covenant” means a covenant by any Obligor to comply with one or more financial covenants only upon the occurrence of certain actions of such Obligor, including a debt issuance, dividend payment, share purchase, merger, acquisition or divestiture.

“Increased Costs” means collectively, any increased cost, loss or liability owing to the Agent and/or any other Affected Person under Article V of this Agreement.

“Increased Facility Amount” has the meaning set forth in Section 2.7.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with Appropriate Accounting Principles: (i) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (ii) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (iii) the net obligations of such Person under any Swap Contract, (iv) all obligations of such Person to pay the deferred purchase price of property or services (other than (x) trade accounts payable in the ordinary course of business, in each case, not past due for more than ninety days after the date on which such trade account payable was created and (y) obligations relating to clearing and settling purchases and sales of securities, in each case not past due more than five Business Days after such purchase or sale), (v) all indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, (vi) all capital leases and synthetic lease obligations, (vii) all commitments of such Person to make an investment in another Person or to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (viii) all obligations of such Person to post margin or collateral (however characterized) under any prime brokerage, securities account, options or similar agreements, (ix) any other obligation of such Person that would constitute indebtedness evidenced by senior securities under the Investment Company Act and (x) all guarantees of such Person in respect of any of the foregoing. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the swap termination value thereof as of such date. The amount of any capital lease or synthetic lease obligation as of any date shall be deemed to be the amount of attributable indebtedness in respect thereof in accordance with Appropriate Accounting Principles as of such date.

“Indemnified Amounts” has the meaning set forth in Section 16.1.

Collateral Obligations and the cash and the principal balance of any Permitted Investments on deposit in the Principal Collection Account, measured as of the related Determination Date.

“Monthly Report” means a report prepared by the Collateral Administrator, on behalf of the Borrower, substantially in the form of Exhibit D.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Moody’s Rating” means, with respect to any Collateral Obligation, either (i) the public rating issued by Moody’s (based on tranche rating and not corporate family rating) or (ii) any written credit estimate issued by Moody’s received by the Borrower or the Servicer.

“Multicurrency Lender” means the Persons executing this Agreement (or an assignment hereof in accordance with Article XV) in the capacity of a “Multicurrency Lender”.

“Multicurrency Loan” means each Loan made in an Eligible Currency.

“Non-Approval Collateral Obligation” means, as of the applicable Cut-Off Date, any Type A Broadly Syndicated Loan; provided that the Diversity Score is greater than 12 after giving pro forma effect to the acquisition thereof.

“Non-Approval Event” means, an event that (x) will be deemed to have occurred if the ratio (measured on a rolling basis of any twenty Asset Approval Requests) of (i) the number or Dollar amount of Asset Approval Requests for loans that satisfy the requirements of an Eligible Collateral Obligation with respect to which the Agent has not delivered Approval Notices (including any Approval Notices specifying additional conditions that are not accepted by the Borrower) over (ii) the total number or aggregate Dollar amount of Asset Approval Requests is greater than 70% and (y) will be continuing until the conditions set forth in clause (x) of this definition are no longer true.

“Non-USD Accounts” means the accounts other than the USD Accounts.

“Non-USD Custodial Account” means the accounts which are created and maintained on the books and records of the Securities Intermediary entitled the “CAD Custodial Account”, “Euro Custodial Account”, “GBP Custodial Account” and “NZD Custodial Account” in the name of the Borrower and subject to the prior Lien of the Collateral Agent for the benefit of the Secured Parties, which are established and maintained pursuant to Section 8.1(a) hereof and the Account Control Agreement.

“Non-ESG Collateral Obligation” means any loan, debt obligation or debt security of an Obligor whose principal business activity is any of the following:

(a) the production or marketing of controversial weapons (including antipersonnel landmines, cluster weapons or nuclear, chemical or biological weapons and/or their critical components) or the development of nuclear weapons programs;

(b) the manufacture of fully completed and operational assault weapons or firearms;

(c) the production or marketing of thermal coal or generating electricity from thermal coal;

(d) the production of tobacco;

(e) unsustainable palm oil production; or

(f) production of pornography or provision of any form of adult entertainment.

“Note” means a promissory grid note, in the form of Exhibit A, made payable to a Lender Agent, on behalf of the related Lender(s) or made payable to the order of the Swingline Lender.

“Note Agent” has the meaning set forth in Section 14.1.

“Notice and Request for Consent” has the meaning set forth in Section 7.10(a)(i).

“NYFRB” means the Federal Reserve Bank of New York.

“NZD” means the lawful money of New Zealand.

“Obligations” means all obligations (monetary or otherwise) of the Borrower to the Lenders, the Lender Agents, the Collateral Agent, the Document Custodian, the Collateral Administrator, the Securities Intermediary, the Agent or any other Affected Person or Indemnitee arising under or in connection with this Agreement, the Notes and each other Transaction Document.

“Obligor” means any Person that owes payments under any indebtedness and, solely for purposes of calculating the Excess Concentration Amount pursuant to clause (d) or clause (e) of the definition thereof, any Obligor that is an Affiliate of another Obligor shall be treated as the same Obligor; provided that, for purposes of this definition, the term Affiliate shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or common control by, a common financial sponsor.

“Officer’s Certificate” means a certificate signed by an Executive Officer.

“Official Body” means any government or political subdivision or any agency, authority, regulatory body, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

“Operating Lease Implementation” means the implementation by an Obligor of IFRS 16/ASC 842.

“Opinion of Counsel” means a written opinion of independent counsel reasonably acceptable in form and substance and from counsel acceptable to the Agent.

“Optional Sale” has the meaning set forth in Section 7.8.

“Pro Rata Share” means, with respect to a Dollar Lender, subject to Section 2.9(a)(ii), the percentage obtained by dividing the Revolving Commitment of such Dollar Lender (as determined pursuant to the definition of Commitment) by the aggregate Revolving Commitments of all the Dollar Lenders (as determined pursuant to the definition of Commitment).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchase Price” means (a) with respect to any Middle Market Loan acquired by the Borrower in connection with its primary origination for a purchase price (as a percentage of par) equal to or greater than 97%, 100%; and (b) with respect to any other Collateral Obligation, the actual price paid by the Borrower for such Collateral Obligation expressed as a percentage of par.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning set forth in Section 17.23.

“Ramp-Up Period” means the period from and including the Effective Date to the six-month anniversary of the Effective Date.

“Rating Agencies” means S&P, Morningstar Credit Ratings, LLC, Moody’s and any other rating agency that has been requested to issue a rating with respect to the commercial paper notes issued by any Conduit Lender.

“Recipient” means (a) the Agent, (b) any Lender Agent, (c) any Lender and (d) any other recipient of a payment hereunder.

“Records” means the Collateral Obligation File for any Collateral Obligation and all other documents, books, records and other information prepared and maintained by or on behalf of the Borrower with respect to any Collateral Obligation and the Obligors thereunder, including all documents, books, records and other information prepared and maintained by the Borrower or the Servicer with respect to such Collateral Obligation or Obligors.

“Recurring Revenue” means the definition of annualized recurring revenue used in the Underlying Instruments for each such Eligible Collateral Obligation, or any comparable term for “Revenue”, “Recurring Revenue” or “Adjusted Revenue” in the Underlying Instruments for each such Eligible Collateral Obligation or if there is no such term in the Underlying Instruments, all recurring maintenance, service, support, hosting, subscription and other revenues identified by the Servicer (including, without limitation, software as a service subscription revenue), of the related obligor and any of its parents or subsidiaries that are obligated with respect to such Eligible Collateral Obligation pursuant to its Underlying Instruments (determined on a consolidated basis without duplication in accordance with Appropriate Accounting Principles).

“Recurring Revenue Loan” means a First Lien Loan that is issued to an Obligor that provides software and technology services, healthcare information technology or digital

“Relevant Test Period” means with respect to any Collateral Obligation, the relevant test period for the calculation of Senior Net Leverage Ratio, Total Net Leverage Ratio, Interest Coverage Ratio or EBITDA as applicable, for such Collateral Obligation in accordance with the related Underlying Instruments or, if no such period is provided for therein, each period of the last four (4) consecutive fiscal quarters of the principal Obligor on such Collateral Obligation for which financial statements were required to be delivered under the related Underlying Instruments; provided that with respect to any Collateral Obligation for which the relevant test period is not provided for in the related Underlying Instruments, if an Obligor is a newly-formed entity as to which twelve (12) consecutive calendar months have not yet elapsed, “Relevant Test Period” shall initially include the period from the date of formation of such Obligor to the end of the fourth (4th) fiscal quarter from the date of formation, and shall subsequently include each period of the last four (4) consecutive reported fiscal quarters of such Obligor.

“Reporting Agent” means any entity that shall be appointed as agent by or on behalf of the Borrower to deliver, prepare and/or make available the documents, reports and other information required pursuant to Article 7 of the EU Securitisation Regulation.

“Reporting Date” means the twentieth (20th) calendar day of each calendar month, or if such date is not a Business Day, the next succeeding Business Day.

“Reporting Deadline” has the meaning assigned to such term in Section 10.26(a)(i).

“Reporting Website” means the reporting website of the agent appointed by the Designated Reporting Entity in accordance with Section 10.26.

“Repurchase Amount” means, for any Warranty Collateral Obligation for which a payment or substitution is being made pursuant to Section 7.9 as of any time of determination, the sum of (i) an amount equal to the purchase price paid by the Borrower for such Collateral Obligation (excluding purchased accrued interest and original issue discount) less all payments of principal received in connection with such Collateral Obligation since the date it was added to the Collateral and (ii) any accrued and unpaid interest thereon since the last Distribution Date.

“Repurchased Collateral Obligation” means, with respect to any Collection Period, any Collateral Obligation as to which the Repurchase Amount has been deposited in the Collection Account by or on behalf of the Borrower on or before the immediately prior Reporting Date and any Collateral Obligation purchased by the Equityholder pursuant to the Contribution Agreement as to which the Repurchase Amount has been deposited in the Collection Account by or on behalf of the Equityholder.

“Requested Conversion Portion” has the meaning assigned to such term in Section 2.4(c).

“Request for Release and Receipt” means a form substantially in the form of Exhibit F-2 completed and signed by the Servicer.

“Required Lenders” means the Lender or Lenders (other than Defaulting Lenders) holding, collectively, more than 50% of the aggregate Undrawn Commitments and aggregate principal amount of all of the Loans outstanding at such time; provided that (i) at any time when

“Retained Interest” means, with respect to any Collateral Obligation included in the Collateral, (a) such obligations to provide additional funding with respect to such Collateral Obligation that have been retained by the other lender(s) of such Collateral Obligation, (b) all of the rights and obligations, if any, of the agent(s) under the Underlying Instruments, (c) any unused commitment fees associated with the additional funding obligations that are being retained in accordance with clause (a) above, and (d) any agency or similar fees associated with the rights and obligations of the agent(s) that are being retained in accordance with clause (b) above.

“Retention Holder” means ~~ARES STRATEGIC INCOME FUND~~Ares Strategic Income Fund, and any successor thereto, as permitted by the EU Retention Requirements and the UK Retention Requirements.

“Retention Holder Originated Collateral Obligation” means each Collateral Obligation which the Retention Holder (i) purchased or will purchase on its own account prior to selling or transferring such Collateral Obligation to the Borrower; or (ii) either itself or through related entities (including the Borrower), directly or indirectly, was involved or will be involved in the original agreement which created or will create such Collateral Obligation.

“Retention Letter” means a letter relating to the retention of net economic interest in substantially the form of Exhibit J, from the Retention Holder and addressed to the Borrower, the Agent and any EU/UK Institutional Investor Lender on the Effective Date and for the benefit of any future EU/UK Institutional Investor Lender, which shall include such letter entered into as of the Effective Date, and each letter amending, restating, replacing, supplementing, updating or otherwise modifying such letter.

“Retention Requirements” means, together, the EU Retention Requirements and the UK Retention Requirements.

“Revenue Recognition Implementation” means the implementation by an Obligor of IFRS 15/ASC 606.

“Revised BSL Advance Rate” means, as of any date of determination with respect to any Collateral Obligation that is a Broadly Syndicated Loan, the product of (1) the Advance Rate applicable to such Collateral Obligation as of the related Approval Date multiplied by (2) the BSL Advance Rate Adjustment Factor.

“Revised MML Advance Rate” means, as of any date of determination with respect to any Collateral Obligation that is a Middle Market Loan (other than a Recurring Revenue Loan) for which an Evaluation Event (i) pursuant to clause (e) of the definition thereof has occurred and the Senior Net Leverage Ratio or the Total Net Leverage Ratio, as applicable, for such Collateral Obligation as of the most recent Relevant Test Period is less than 7.5x, the Revised MML Advance Rate shall be the product of (1) the Advance Rate applicable to such Collateral Obligation as of the related Approval Date multiplied by (2) the MML Advance Rate Adjustment Factor; or (ii) other than pursuant to clause (e) of the definition thereof has occurred or if the Senior Net Leverage Ratio or the Total Net Leverage Ratio, as applicable, for such Collateral Obligation as of the most recent Relevant Test Period is greater than or equal to 7.5x, at the election of the Agent, the Revised MML Advance Rate shall be determined by the Agent, in its commercially reasonable discretion; provided further that, at the election of the Borrower, the Revised MML Advance Rate shall be determined by the Valuation Dispute Resolution Process.

“Revolving Collateral Obligation” means a Collateral Obligation that specifies a maximum aggregate amount that can be borrowed by the related Obligor and permits such Obligor to re-borrow any amount previously borrowed and subsequently repaid during the term of such Collateral Obligation; provided that any such asset will cease to be a Revolving Collateral Obligation once all commitments by the Borrower to make advances or fund such Revolving Collateral Obligation to the related Obligor expire or are irrevocably terminated or irrevocably reduced to zero.

“Revolving Commitment” means, for each Revolving Lender, (a) prior to the earlier to occur of (i) Facility Termination Date and (ii) the end of the Revolving Period, the commitment of such Revolving Lender to make Revolving Loans to the Borrower in an amount not to exceed, in the aggregate, the amount set forth opposite such Revolving Lender’s name on ~~Annex B~~Schedule 5 or pursuant to the assignment executed by such Revolving Lender and its assignee(s) and delivered pursuant to Article XV (as such Revolving Commitment may be reduced as set forth in Section 2.5), and (b) on and after the earlier to occur of (i) Facility Termination Date and (ii) the end of the Revolving Period, such Revolving Lender’s pro rata share of all Loans outstanding of the applicable class.

“Revolving Lender” means each Person that is listed as a “Revolving Lender” on the signature pages hereto or any Assignment Agreement, any Person that shall have become a party hereto in respect of the Revolving Loans and, in each case, their respective successors.

“Revolving Loans” has the meaning assigned to such term in Section 2.1.

“Revolving Period” means the period of time starting on the Effective Date and ending on the earliest to occur of (i) July 26, 2026 or, if such date is extended pursuant to Section 2.6, the date mutually agreed upon by the Borrower and each Lender Agent, (ii) the date on which the Facility Amount is terminated in full pursuant to Section 2.5 or (iii) the occurrence of an Event of Default.

“Risk Retention Retained Interest” has the meaning set forth in the Retention Letter.

“S&P” means S&P Global Ratings and any successor thereto.

“S&P Industry Classification” means the industry classifications set forth in Schedule 2, as such industry classifications shall be updated upon the Borrower’s request, subject to the Agent’s consent (not to be unreasonably withheld, delayed or conditioned) if S&P publishes revised industry classifications.

“S&P Rating” means, with respect to any Collateral Obligation, either (i) the public rating issued by S&P (based on tranche rating not corporate family rating) or (ii) any written credit estimate issued by S&P received by the Borrower or the Servicer.

“Sanctions” means any economic or financial sanctions or trade embargoes (or similar measures) imposed, administered or enforced from time to time by (a) the United States of America (including the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State), (b) the United Nations Security Council, (c) the European Union or any member state thereof, or (d) His Majesty’s Treasury of the United Kingdom.

“Sanctioned Person” means any Person that is a designated target of any Sanctions or otherwise a subject of any Sanctions, including as a result of being (a) owned or controlled directly or indirectly by any Persons (or Person) that are designated targets of any Sanctions, or (b) organized or operating under the laws of, or a citizen or resident of, any country or territory that is subject to any comprehensive territory-wide Sanctions (currently, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic).

“Schedule of Collateral Obligations” means the list or lists of Collateral Obligations attached to each Asset Approval Request and each Reinvestment Request. Each such schedule shall identify the assets that will become Collateral Obligations, shall set forth such information with respect to each such Collateral Obligation as the Borrower or the Agent may reasonably require and shall supplement any such schedules attached to previously-delivered Asset Approval Requests and each Reinvestment Request.

“Scheduled Collateral Obligation Payment” means each periodic installment payable by an Obligor under a Collateral Obligation for principal and/or interest in accordance with the terms of the related Underlying Instrument.

“Second Amendment Effective Date” means February 9, 2024.

“Second Lien Loan” means any commercial loan (or participation interest therein) (a) that is not (and cannot by its terms become) subordinate in right of payment to any other obligation for borrowed money of the Obligor of the loan (other than pursuant to customary waterfall provisions contained in the applicable Underlying Instruments) but which is subordinated (with respect to liquidation preferences with respect to pledged collateral) to a first lien loan of such Obligor; (b) that is secured by a valid second-priority perfected security interest (subject to Permitted Liens and liens in connection with a Permitted Working Capital Facility that are permitted under the applicable Underlying Instrument and are reasonable for similar loans, and liens accorded priority by law in favor of any Official Body) or lien in, to or on specified collateral securing the Obligor’s obligations under such Second Lien Loan; (c) with respect to which the Servicer has determined in accordance with the Servicer Standard that the value of the collateral securing such Second Lien Loan, together with the enterprise value of the related Obligor and/or any reasonably expected future cash flows as of the applicable Cut-Off Date, as applicable, equals or exceeds the outstanding principal balance thereof plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by a lien or security interest in the same collateral as such Second Lien Loan; and (d) is not secured solely or primarily by common stock or other equity interests.

“Secured Parties” means, collectively, the Collateral Agent, the Document Custodian, the Collateral Administrator, the Securities Intermediary, each Lender, the Agent, each Lender Agent, each other Affected Person and Indemnitee and their respective permitted successors and assigns.

“Securities Intermediary” means U.S. Bank National Association, or any subsequent institution acceptable to the Agent at which the Accounts are kept.

“Securitisation Regulations” means, together, the EU Securitisation Regulation and the UK Securitisation Regulation, and “Securitisation Regulation” means either of them.

“Selling Institution” means, with respect to any Participation Interest, an entity (including, but not limited to, the Equityholder under the Contribution Agreement) obligated to make payments to the Borrower under the terms of such Participation Interest, which entity has a long-term debt rating of at least “A” as of the applicable Cut-Off Date.

“Senior Net Leverage Ratio” means, with respect to any Collateral Obligation for any Relevant Test Period, either (a) the meaning of “Senior Net Leverage Ratio” or comparable definition set forth in the Underlying Instruments for such Collateral Obligation, or (b) in the case of any Collateral Obligation with respect to which the related Underlying Instruments do not include a definition of “Senior Net Leverage Ratio” or comparable definition, the ratio of (i) the senior Indebtedness (including, without limitation, such Collateral Obligation) of the applicable Obligor as of the date of determination minus the unrestricted cash of such Obligor as of such date to (ii) EBITDA of such Obligor with respect to the applicable Relevant Test Period, as calculated by the Servicer in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor in accordance with the requirements of the Underlying Instruments.

“Servicer” means initially ~~ARES STRATEGIC INCOME FUND~~Ares Strategic Income Fund or any successor Servicer appointed pursuant to this Agreement.

“Servicer Event of Default” means the occurrence of one of the following events:

(a) any failure by the Servicer to deposit or credit, or to deliver for deposit, in the Collection Account any amount required hereunder to be so deposited, credited or delivered or to make any required distributions therefrom (after giving effect to the greater of (x) a grace period of two (2) Business Days and (y) any related grace period or applicable notice period or requirement);

(b) failure on the part of (x) the Servicer duly to observe or to perform in any material respect (or, if any such covenant or agreement is already qualified by the words “material”, “materially” or “Material Adverse Effect”, in any respect) any other covenant or agreement of the Servicer or (y) the Transferor duly to observe or perform in any material respect (or, if any such covenant or agreement is already qualified by the words “material”, “materially” or “Material Adverse Effect”, in any respect) any covenant or agreement of the Transferor contained in Section 5.1, Section 6.1 or Section 6.2 of the Contribution Agreement, in each case, which failure continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the date on which written notice of such failure shall have been given to the Servicer by the Borrower or the Agent (with a copy to each Lender Agent);

(c) the occurrence of an Insolvency Event with respect to the Servicer;

(d) any representation, warranty or statement of (x) the Servicer made in this Agreement or any certificate, report or other writing delivered pursuant hereto or (y) the Transferor made or deemed to have been made under Section 4.1 or Section 4.2 of the Contribution Agreement, in each case, shall prove to be incorrect as of the time when the same shall have been made (i) which incorrect representation, warranty or statement has a ~~material and adverse effect~~Material Adverse Effect on (1) the validity, enforceability or collectability of this Agreement or any other Transaction Document, as applicable, or (2) the rights and remedies of any Secured Party with respect to matters arising under this Agreement or any other Transaction Document, as applicable, and (ii) ~~within~~after thirty (30) days after written notice thereof shall have been given to the Servicer by the Borrower or the Agent, the circumstance or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured (if such failure can be remedied);

(e) an Event of Default occurs with respect to the Servicer;

(f) the failure of the Servicer to make any payment when due (after giving effect to any related grace period) under one or more agreements for borrowed money to which it is a party in an aggregate amount in excess of $10,000,000, individually or in the aggregate; or the occurrence of any event or condition that has resulted in or permits the acceleration of such recourse debt, whether or not waived;

(g) the rendering against the Servicer of one or more final, non-appealable judgments, decrees or orders for the payment of money in excess of $10,000,000 (exclusive of judgment amounts to the extent covered by applicable insurance), individually or in the aggregate, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of more than sixty (60) consecutive days without a stay of execution;

(h) a Change of Control occurs;

(i) the Servicer shall be indicted, or any of its senior executive officers shall be convicted, of a criminal offense under the laws of the United States or a state thereof or the laws of any other jurisdiction in which it conducts business, materially related to the Servicer’s asset management business, unless, in the case of an indictment of the Servicer, the individuals engaged in the conduct giving rise to such indictment, or, in the case of a conviction of a senior executive officer of the Servicer, such individuals, as applicable, have, within thirty (30) days after such occurrence, been removed from performing work in fulfillment of the Servicer’s obligations under this Agreement;

(j) reserved;

(k) ~~ARES STRATEGIC INCOME FUND~~Ares Strategic Income Fund ceases to be the Servicer or another affiliate of ~~ARES STRATEGIC INCOME FUND~~Ares Strategic Income

Fund ceases to be the Servicer, in each case, other than in the case where a successor Servicer becomes the Servicer in accordance with this Agreement; and

(l) the Servicer determines (as evidenced by an opinion of counsel rendered for the benefit of the Agent and the Lenders) that the performance of any of its material obligations under the Transaction Documents is or would be prohibited under Applicable Law.

“Servicer Standard” means, with respect to any Collateral Obligations, to service and administer such Collateral Obligations in accordance with Applicable Law, the terms of this Agreement, the Underlying Instruments, all customary and usual servicing practices for loans like the Collateral Obligations and, to the extent consistent with the foregoing, the same care, skill, prudence and diligence with which the Servicer services and administers loans for its own account or for the account of others.

“Significant Event” means any significant event in respect of the Facility or the Risk Retention Retained Interest such as:

(a) a material breach of the obligations provided for in Transaction Documents, including any remedy, waiver or consent subsequently provided in relation to such a breach;

(b) a change in the structural features that can materially impact the performance of this Facility;

(c) a change in the risk characteristics of this Facility or of the Collateral Obligations that could materially impact the performance of this Facility; or

(d) any material amendment to any Transaction Document.

“Significant Event Report” means a written report of a Significant Event provided by the Designated Reporting Entity.

“Similar Law” means any federal, state or local law, regulation or other legal constraint that is materially similar to the fiduciary and/or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code.

“SOFR” means the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the SOFR Administrator’s, currently at http:// www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.

the ordinary voting power for the election of directors, managers or general partners, as applicable; provided that a Person whose Equity Securities were acquired by the Borrower or the Equityholder, as the case may be, in a workout or restructuring of a Collateral Obligation shall not be deemed to be a “Subsidiary” for purposes of this Agreement.

“Substituted Collateral Obligation” means, with respect to any Collection Period, any Warranty Collateral Obligation with respect to which the Equityholder has substituted in a replacement Eligible Collateral Obligation pursuant to Section 7.9 and the Contribution Agreement.

“Supported QFC” has the meaning set forth in Section 17.23.

“Swap Contracts” means, as to any Person, all payment and collateralization obligations of such Person in respect of (a) any rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. (“ISDA”), any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such agreement.

“Swingline Loan” means any swingline loan made by the Swingline Lender to the Borrower pursuant to Section 2.1, and all such swingline loans collectively as the context requires. For the avoidance of doubt, unless otherwise specified a Swingline Loan shall constitute a Loan hereunder.

“Swingline Commitment” means the commitment of the Swingline Lender to fund Swingline Loans, subject to the terms and conditions herein, in an amount equal to $~~50,000,000~~130,000,000 (without regard to any future reimbursement of Swingline Loans by the Lenders), as such amount may be reduced, increased or assigned from time to time pursuant to the provisions of this Agreement. The Swingline Commitment is a sub-limit of the Revolving Commitment of the Swingline Lender, in its capacity as a Dollar Lender hereunder, and is not in addition thereto. The total Revolving Commitment, including the Swingline Commitment, of the Swingline Lender, in its capacity as a Dollar Lender hereunder, shall never be greater than $~~50,000,000~~380,000,000.

“Swingline Lender” has the meaning set forth in the Preamble.

“Swingline Note” means a promissory note made by the Borrower in favor of the Swingline Lender evidencing the Swingline Loans made by the Swingline Lender, substantially in the form attached as Exhibit A-2, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Swingline Refund Date” has the meaning specified in Section 2.11.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Target Portfolio Amount” means the Facility Amount divided by 60%.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.

“Term Commitment” means, with respect to each Term Lender, the commitment of such Term Lender to make Term Loans to the Borrower during the period from the Effective Date until the Term Commitment Termination Date, including pursuant to an Assignment Agreement or on any Conversion Date, in the amount of the total Term Loans as set forth on ~~Annex B~~Schedule 5, as such amount may be terminated or reduced from time to time in accordance with the terms of this Agreement; provided that any reduction of a Term Loan shall result in a dollar for dollar reduction of the applicable Term Commitment.

“Term Commitment Termination Date” means the earliest of (i) the date on which the Term Commitments become due and payable pursuant to Section 13.1, (ii) the permanent reduction of the Facility Amount in whole in accordance with Section 2.5(a) or (iii)(x) with respect to Term Loans made prior to the First Amendment Effective Date, the Term Commitment Termination Date shall be the First Amendment Effective Date and (y) with respect to Term Loans made on or after the First Amendment Effective Date, the Term Commitment Termination Date shall be July 26, 2024.

“Term Lender” means each Person that is listed as a “Term Lender” on the signature pages hereto or any Assignment Agreement, any Person that shall have become a party hereto pursuant to this Agreement in respect of a Term Loan, any Person that shall have converted all or a portion of its Revolving Loans into Term Loans pursuant to Section 2.4(c) of this Agreement and, in each case, their respective successors, in each case other than any such Person that ceases to be a party hereto.

“Term Loan” has the meaning assigned to such term in Section 2.1(b).

“Term SOFR” means, with respect to any Term SOFR Loan or ABR Loan, and for any tenor comparable to the applicable Accrual Period, the greater of (i) the Floor and (ii) the Term SOFR Reference Rate at approximately 5:00 a.m. (Chicago time) two U.S. Government Securities Business Days prior to the commencement of such Accrual Period (such day, a “Term

SOFR Determination Day”), as such rate is published by the CME Term SOFR Administrator. If by 5:00 p.m. (New York City time) on such Term SOFR Determination Day, “Term SOFR” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then the Term SOFR for such Term SOFR Determination Day will be the Term SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five Business Days prior to such Term SOFR Determination Day.

“Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR.”

“Term SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR.

“Term SOFR Reference Rate” means, for any day and any time, the forward-looking term rate based on SOFR as determined by the Agent.

“Tier One Event of Default” means any Event of Default, including for purposes of this definition any Unmatured Event of Default, pursuant to clause (a), clause (d), clause (e), clause (i), clause (l), clause (p) or clause (q) of the definition thereof.

“Tier Two Event of Default” means any Event of Default that is not a Tier One Event of Default.

“Total Net Leverage Ratio” means respect to any Collateral Obligation for any Relevant Test Period either (a) the meaning of “Total Net Leverage Ratio” or any comparable definition set forth in the Underlying Instruments for such Collateral Obligation, or (b) in the case of any Collateral Obligation with respect to which the related Underlying Instruments do not include a definition of “Total Net Leverage Ratio” or comparable definition, the ratio of (i) Indebtedness (including, without limitation, such Collateral Obligation) of the applicable Obligor as of the date of determination minus the unrestricted cash of such Obligor as of such date to (ii) EBITDA of such Obligor with respect to the applicable Relevant Test Period, as calculated by the Servicer in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor in accordance with the requirements of the Underlying Instruments.

“Total Term Commitment” means, as of any date of determination, the aggregate amount of the Term Commitments on such date, which as of the ~~First~~Second Amendment Effective Date is $~~250,000,000~~300,000,000.

“Trade Ticket” means any trade ticket, confirmation of trade, instruction to post or to commit to the trade or similar instrument or document or other written instruction (including by email or other electronic communication or file transfer protocol).

“Tranche Size” means, in respect of any Collateral Obligation, the aggregate principal amount of all of the borrowing facilities available to the Obligor under the terms of the relevant Underlying Instrument as of the original effective date of the Underlying Instrument. For purposes of determining the Tranche Size in respect of any Collateral Obligation: (1) for Collateral Obligations that are, in accordance with then-prevailing market practice, typically bought and sold together, the respective aggregate principal amount of the borrowing facilities available to the Obligor under the facilities evidenced by the relevant Underlying Instrument shall be aggregated (and, for the avoidance of doubt, the respective aggregate principal amounts of all revolving facilities, term loan “A” tranches, term loan “B” tranches and similar loan tranches issued under a single credit agreement shall be aggregated); (2) the respective principal amounts of lines of credit and delayed draws that, in accordance with then-prevailing market practice, trade with any Collateral Obligation shall be aggregated; and (3) the respective principal amount of any borrowing facilities that are, under then prevailing market practice, considered add-on facilities in respect of any Collateral Obligation shall be aggregated with the principal amount of such Collateral Obligation; provided that, in the case of clauses (1), (2) and (3) above, such facilities are pari passu in terms of repayment seniority.

“Transaction Documents” means this Agreement, the Notes, the Contribution Agreement, the Collateral Agent and Document Custodian Fee Letter, each Fee Letter, the Account Control Agreement, the Retention Letter and the other documents to be executed and delivered in connection with this Agreement, specifically excluding from the foregoing, however, Underlying Instruments delivered by the Borrower or the Servicer in connection with this Agreement.

“Transaction Summary” means a transaction summary in respect of the transaction constituted by the Transaction Documents attached hereto as Annex ~~C~~B.

“Transparency Reports” means the Investor Reports and the Loan Reports together or any of them.

“Transparency Requirements” means the requirements of Article 7 of the EU Securitisation Regulation, together with any guidance published in relation thereto by ESMA, including any regulatory and/or implementing technical standards; provided that any reference to the Transparency Requirements shall be deemed to include any successor or replacement provisions of Article 7 of the EU Securitisation Regulation included in any European Union directive or regulation.

“Type A Broadly Syndicated Loan” means any Broadly Syndicated Loan that (i) is a First Lien Loan; (ii) has (x) a Moody’s Rating of “B3” or above (if rated by Moody’s) and (y) an S&P Rating of “B-” or above (if rated by S&P); (iii) has a market price determined by a nationally recognized pricing service based on at least three bid-side quotes; and (iv) a Purchase Price greater than 90%.

“Type B Broadly Syndicated Loan” means any Broadly Syndicated Loan that satisfies all of the criteria for a Type A Broadly Syndicated Loan other than clause (iii) of the definition thereof.

“Type C Broadly Syndicated Loan” means any Broadly Syndicated Loan that is a not a Type A Broadly Syndicated Loan or a Type B Broadly Syndicated Loan.

“Type A Middle Market Loan” means any Middle Market Loan (other than a Recurring Revenue Loan) that (i) is a First Lien Loan; (ii) has a Senior Net Leverage Ratio less than 5.5x;

outstanding principal amount of Revolving Loans or Term Loans, as applicable, held by such Revolving Lender or Term Lender at such time.

“Unfunded Exposure Account” means, collectively, the accounts which are created and maintained on the books and records of the Securities Intermediary entitled “USD Unfunded Exposure Account”, “CAD Unfunded Exposure Account”, “Euro Unfunded Exposure Account” and “GBP Unfunded Exposure Account” in the name of the Borrower and subject to the prior Lien of the Collateral Agent for the benefit of the Secured Parties, which are established and maintained pursuant to Section 8.1(a) hereof and the Account Control Agreement.

“Unfunded Exposure Amount” means, on any date of determination, an amount calculated in Dollars equal to the excess, if any, of (i) the aggregate of all Exposure Amounts minus (ii) the amount on deposit in the Unfunded Exposure Account calculated in Dollars (and converted to Dollars, if necessary, by the Servicer using the Applicable Conversion Rate).

“Unfunded Exposure Equity Amount” means, on any date of determination, an amount calculated in Dollars (and converted to Dollars, if necessary, by the Servicer using the Applicable Conversion Rate) equal to the sum, for each Loan owned by the Borrower of the product of (a) the Exposure Amount with respect to such Loan multiplied by (b) the difference of (x) 100% minus (y) the Advance Rate for such Loan.

“Unfunded Exposure Equity Shortfall” means, on any date of determination, an amount equal to the excess, if any, of (i) the aggregate of all Unfunded Exposure Equity Amounts over (ii) the amount on deposit in the Unfunded Exposure Account calculated in Dollars (and converted to Dollars, if necessary, by the Servicer using the Applicable Conversion Rate).

“Unfunded HCOB Refund Amount” has the meaning set forth in Section 2.12(c).

“Unfunded Swingline Refund Amount” has the meaning set forth in Section 2.11(b).

Unmatured Servicer Event of Default” means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute a Servicer Event of Default.

“Unmatured Event of Default” means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute an Event of Default.

“Unrestricted Cash” has the meaning of “Unrestricted Cash” or any comparable definition in the Underlying Instruments for each Collateral Obligation, and in any case that “Unrestricted Cash” or such comparable definition is not defined in such Underlying Instruments, all cash available for use for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purposes or subject to any lien (other than blanket liens permitted under or granted in accordance with such Underlying Instruments), as reflected on the most recent financial statements of the relevant Obligor that have been delivered to the Borrower.

“Upfront Fee” has the meaning assigned to such term in the Fee Letter.

be accompanied by an Asset Approval Request setting forth the information required therein with respect to the Collateral Obligations to be acquired by the Borrower on the Loan Date (if applicable). Following receipt of a Loan Request, the Agent shall promptly distribute to the other parties hereto the allocation of such Revolving Loan or Swingline Loan among the Lenders in accordance with the Lenders’ respective Commitments. In the event of any change to the wiring instructions of the Collateral Agent set forth on Schedule 1 to the Loan Request, the Agent shall provide written notice of such change to each Lender Agent at least two (2) Business Days prior to any proposed Loan Date. The amount of any Revolving Loan or Swingline Loan shall at least be equal to the least of (w) 500,000 CADs, $500,000, 500,000 Euros or 500,000 GBPs (or such lower amount agreed to by the Agent and each affected Lender), (x) the (1) Borrowing Base on such day minus (2) the Loans outstanding on such day, (y) with respect to Multicurrency Loans, the Foreign Currency Sublimit on such day minus the Foreign Currency Loan Amount on such day and (z) the (1) Facility Amount on such day minus (2) the Loans outstanding on such day before giving effect to the requested Loan as of such date. Any Loan Request given by the Borrower pursuant to this Section 2.2, shall be irrevocable and binding on the Borrower; provided that in the event that the Borrower has submitted a Loan Request but fails to borrow, the Borrower shall pay any breakage costs actually incurred by the Lender in connection with such Loan Request. Neither the Agent nor the Collateral Agent shall have any obligation to lend funds hereunder in its capacity as Agent or Collateral Agent, as applicable. Subject to receipt by the Lenders and the Collateral Agent of a Loan Request timely delivered in accordance with this Section 2.2(a), and the Collateral Agent’s receipt of such funds from the Lenders, the Collateral Agent shall make the proceeds of such requested Revolving Loans or Swingline Loans available to the Borrower by deposit to the applicable Account as may be designated by the Borrower (in the applicable Loan Request) in same day funds no later than 2:00 p.m. for funds denominated in Dollars (or 11:00 a.m. for funds denominated in any Eligible Currency other than Dollars), New York City time, on such Loan Date.

(b) Committed Lender’s Commitment. Notwithstanding anything contained in this Agreement to the contrary, (i) no Committed Lender shall be obligated to provide its Lender Agent or the Borrower with funds in connection with a Revolving Loan in an amount that would result in the portion of the Revolving Loans then funded by it exceeding its Revolving Commitment then in effect and (ii) the Swingline Lender shall not be obligated to provide the Borrower with funds in connection with a Swingline Loan in an amount that would result in the Swingline Loans outstanding on the corresponding Loan Date (on a pro forma basis after taking into account any refund to occur on such date pursuant to Section 2.11) to exceed its Swingline Commitment then in effect. The obligation of the Committed Lender in each Lender Group or Swingline Lender to remit any Revolving Loan or Swingline Loan shall be several from that of the other Lenders, and the failure of any Committed Lender to so make such amount available to its Lender Agent or the failure of any Swingline Lender shall not relieve any other Committed Lender of its obligation hereunder.

(c) Reserved.

(d) Currency Commitment Provisions.

(i) Each Lender hereby agrees that (A) each Multicurrency Loan shall be funded in its entirety by the Multicurrency Lenders or (B) each Loan funded in Dollars shall be funded in its entirety by the Dollar Lenders or the Multicurrency Lenders, as applicable.

(ii) On each FX Evaluation Date, (A) the Servicer shall calculate the Borrowing Base and deliver such calculation to the Agent and (B) the Agent shall deliver in accordance with Section 17.4 to the Collateral Administrator and the ~~Servicer~~Lenders such calculation of the Borrowing Base. If on any date any Lender has provided written notice to the Agent that such Lender requests a reallocation under this Section 2.2(d)(ii) and the Agent shall agree in its sole discretion to such reallocation, the Agent shall deliver, as directed by the Servicer or such Lender, as applicable, in accordance with Section 17.4 to each Lender Agent (with a copy to the Collateral Administrator and the Collateral Agent) a notice in the form of Exhibit C-4 (each, an “FX Reallocation Notice”). Each Lender agrees to comply with the direction provided in the FX Reallocation Notice. Each such purchase and sale of Loans outstanding shall occur on the second Business Day following delivery of the related FX Reallocation Notice (or, if the related FX Reallocation Notice is delivered to any Lender after 4:00 p.m. in the Applicable Time Zone, on the third Business Day following delivery of such FX Reallocation Notice).

(iii) Notwithstanding anything to the contrary herein, at no time shall (x) any Multicurrency Lender have any obligation to fund any Multicurrency Loan in any currency other than Euros, GBPs, CADs or Dollars or (y) any Dollar Lender have any obligation to fund any Loan in an Eligible Currency other than Dollars.

(b) Notwithstanding anything to the contrary herein (including, without limitation, the occurrence of an Event of Default), if, upon the earlier to occur of the end of the Revolving Period or the Facility Termination Date, the amount on deposit in the Unfunded Exposure Account is less than the aggregate of all Exposure Amounts, the Borrower shall be deemed to have requested a Loan in an amount of such shortfall (the “Exposure Amount Shortfall”), which Loan shall be deposited into the Unfunded Exposure Account.

Section 2.3 Notes.

The Borrower shall, upon request of any Lender Group or Swingline Lender, on or after such Lender Group or Swingline Lender becomes a party hereto (whether on the Effective Date or by assignment or otherwise), execute and deliver a Note evidencing the Loans of such Lender Group or Swingline Lender. Each such Note shall be payable to the Lender Agent for such Lender Group or to the order of the Swingline Lender, as applicable, in a face amount equal to the applicable Lender Group’s Commitment or the Swingline Lender’s Swingline Commitment as of the Effective Date or the effective date on which such Lender Group or Swingline Lender becomes a party hereto, as applicable. The Borrower hereby irrevocably authorizes each Lender Agent and the Swingline Lender to make (or cause to be made) appropriate notations on the grid attached to the Notes (or on any continuation of such grid, or at the option of such Lender Agent, in its records), which notations, if made, shall evidence, inter alia, the date of the outstanding principal of the Loans evidenced thereby and each payment of principal thereon. Such notations shall be rebuttably presumptive evidence of the subject matter thereof absent manifest error;

(y) if an Eligible Collateral Obligation is a Recurring Revenue Loan and an Evaluation Event occurs with respect to such Collateral Obligation, then the Agent may revise the Advance Rate applicable to such Eligible Collateral Obligation in its sole discretion; or

(e) if an Eligible Collateral Obligation is a Broadly Syndicated Loan, then the Agent shall revise the Advance Rate applicable to such Eligible Collateral Obligation to equal the Revised BSL Advance Rate; provided that the BSL Advance Rate Adjustment Factor shall be updated no less than weekly.

Section 2.7 Increase in Facility Amount.

The Borrower may, at any time after the Effective Date, deliver a written notice to the Agent (who shall forward a written copy to each Lender Group and the Collateral Agent) (x) certifying that no Event of Default or Unmatured Event of Default has occurred and is continuing and (y) requesting an increase of the Facility Amount to an amount not to exceed $2,000,000,000 (the amount so requested being the “Increased Facility Amount”); provided that, if the Facility Amount equals or exceeds $1,000,000,000, any such increase to the Facility Amount shall be applied solely to the Revolving Commitments. The Facility Amount shall, with the prior written consent of the Agent (which consent may be conditioned on one or more conditions precedent in its sole discretion), be so increased to the Increased Facility Amount on the later of (x) the fifth (5th) Business Day immediately following the receipt of such written notice by the Agent, each Lender Group and the Collateral Agent and (y) the date on which Lenders (which may include new Lenders) have executed such documentation as the Agent may reasonably require to evidence increased Commitments or new Commitments which, together with all other Commitments in effect at such date, equal in the aggregate the Increased Facility Amount. Without limiting the foregoing, the Borrower may, with the prior written consent of the Agent (which consent may be conditioned on one or more conditions precedent in its sole discretion) and notice to the Collateral Agent, (i) increase the Commitment of the existing Lender Groups (pro rata) with the consent of each such Lender Group, (ii) add additional Lender Groups and/or (iii) increase the Commitment of any Lender Group with the consent of such Lender Group, in each case, which shall increase the Facility Amount by the amount of the increased or new Commitment of each such existing or additional Lender Group. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to increase its Commitment and no Lender’s Commitment shall be increased without its consent thereto, and each Lender may at its option, unconditionally and without cause, decline to increase its Commitment. The Agent shall provide to the Lenders prompt written notice of any increase effectuated under this Section 2.7 and an updated copy of Schedule 5.

Section 2.8 Facility Termination Date.

Each Term Loan shall be paid in full by the Borrower on the Facility Termination Date.

Section 2.9 Defaulting Lender.

(a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) any payment of principal, interest, fees or other amounts received by the Collateral Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise), shall be applied at such time or times as may be determined by the Agent and with written instruction to the Collateral Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Agent or the Swingline Lender, as applicable, hereunder; second, as the Borrower may request (so long as no Event of Default or Unmatured Event of Default exists (except to the extent caused by such Defaulting Lender, as determined by the Agent in its sole discretion)), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; third, if so determined (x) by the Agent or the Borrower or (y) by the Swingline Lender and the Borrower in accordance with Section 2.11, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund future Loans under this Agreement or for the refunding of any Swingline Loan, as applicable; fourth, to the payment of any amounts owing to the other Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Event of Default or Unmatured Event of Default exists (except to the extent caused by such Defaulting Lender, as determined by the Agent in its sole discretion), to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that if such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders or Swingline Lender, as applicable, on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.9 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;

(ii) during any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Swingline Loans pursuant to Section 2.11, the ~~“~~Pro Rata Share~~”~~ of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided that, each such reallocation shall be given effect only if the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Swingline Loans shall not exceed the positive difference, if any, of (A) the Commitment of that non-Defaulting Lender minus (B) the aggregate outstanding principal amount of the Loans of that Lender;

(iii) promptly on demand by the Swingline Lender or the Agent from time to time, the Borrower shall prepay Swingline Loans in an amount of all Fronting Exposure with respect to the Swingline Lender (after giving effect to clause (ii) above); and

(iv) such Defaulting Lender shall not be entitled to receive any Daily Commitment Fee for any period during which that Lender is a Defaulting Lender (and under no circumstance shall the Borrower retroactively be or become required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).

(b) If the Agent, the Swingline Lender and the Borrower determine in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Lender will, to the extent applicable, purchase that portion of Loans outstanding of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders, whereupon that Lender will cease to be a Defaulting Lender; provided, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.10 Borrowing Base Deficiency.

Subject to Section 13.1(e), if any Borrowing Base Deficiency exists, then the Borrower may eliminate such Borrowing Base Deficiency in its entirety by effecting one or more (or any combination thereof) of the following actions: (a) deposit into or credit to the Collection Account cash and Permitted Investments, (b) repay Loans, (c) sell Collateral Obligations in accordance with Section 7.8 or (d) during the Revolving Period, pledge additional Collateral Obligations as Collateral.

Section 2.11 Refunding of Swingline Loans.

(a) Each Swingline Loan shall be refunded by the Revolving Lenders on the fifth (5th) Business Day after the corresponding Loan Date of such Swingline Loan (each such date, a “Swingline Refund Date”). Such refundings shall be made by the Revolving Lenders in accordance with their respective Pro Rata Shares and shall thereafter be reflected as Revolving Loans by the Revolving Lenders on the books and records of the Agent. Each Revolving Lender shall fund its respective Pro Rata Share of Revolving Loans as required to repay Swingline Loans outstanding to the Swingline Lender no later than 11:00 a.m. on the applicable Swingline Refund Date.

(b) If any Revolving Lender did not fund its Pro Rata Share of a Swingline Loan on the applicable Swingline Refund Date (such amount which was not funded, the “Unfunded Swingline Refund Amount”), the Borrower shall be deemed (without any additional action required) to request a Revolving Loan in an amount equal to the Unfunded Swingline Refund Amount. The Agent shall give notice of any such deemed Revolving Loan request to the Revolving Lenders. When received, the proceeds of such Revolving Loan shall be applied to refund each Swingline Lender which was not refunded on the Swingline Refund Date.

(c) Each Lender acknowledges and agrees that its obligation to refund Swingline Loans in accordance with the terms of this Section is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Section 3.2. Further, each Lender agrees and acknowledges that if prior to the refunding of any outstanding Swingline Loans pursuant to this Section 2.11, an Insolvency Event relating to the Borrower shall have occurred, each Lender will, on the date the applicable Loan would have been made, purchase an undivided participating interest in the Swingline Loan to be refunded in an amount equal to its Pro Rata Share of the aggregate amount of such Swingline Loan. Each Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Swingline Lender has received from any Lender such Lender’s participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded).

(d) Notwithstanding anything to the contrary contained in this Section 2.11, the Swingline Lender shall not be obligated to make any portion of a Swingline Loan attributable to any Defaulting Lender, unless the Swingline Lender has entered into arrangements (which may include the delivery of cash collateral) with the Borrower or such Defaulting Lender which are satisfactory to the Swingline Lender to eliminate the Swingline Lender’s Fronting Exposure (after giving effect to Section 2.9(a)(ii)) with respect to any such Defaulting Lender.

Section 2.12 HCOB Funding and Refunding

(a) Solely with respect to the HCOB Pro Rata Share of each Revolving Loan and Swingline Loan, the Agent shall advance the HCOB Pro Rata Share on the date such Revolving Loan or Swingline Loan is funded pursuant to Section 2.2(a), in lieu of HCOB’s obligation set forth in Section 2.2(a).

(b) The HCOB Pro Rata Share shall be refunded by HCOB on the thirty-fifth (35th) calendar day after the corresponding Loan Date of such Revolving Loan or Swingline Loan (each such date, an “HCOB Refund Date”). Such refundings shall be made by HCOB in accordance with the HCOB Pro Rata Share and shall thereafter be reflected as Revolving Loans by HCOB on the books and records of the Agent. HCOB shall fund the HCOB Pro Rata Share of Revolving Loans as required to repay Revolving Loans or Swingline Loans outstanding to the Agent no later than 11:00 a.m. on the applicable HCOB Refund Date.

(c) If HCOB did not fund its HCOB Pro Rata Share of a Revolving Loan or Swingline Loan on the applicable HCOB Refund Date (such amount which was not funded, the “Unfunded HCOB Refund Amount”), the Borrower shall be deemed (without any additional action required) to request a Revolving Loan in an amount equal to the Unfunded HCOB Refund Amount. The Agent shall give notice of any such deemed Revolving Loan request to the Revolving Lenders. When received, the proceeds of such Revolving Loan shall be applied to refund the Agent which was not refunded on the Swingline Refund Date.

(d) HCOB acknowledges and agrees that its obligation to refund Revolving Loans and Swingline Loans in accordance with the terms of this Section is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Section 3.2. Further, HCOB agrees and acknowledges that if, prior to the refunding of any outstanding Revolving Loan or Swingline Loans pursuant to this Section 2.12, an Insolvency Event relating to the Borrower shall have occurred, HCOB will, on the date the applicable Loan would have been made, purchase an undivided participating interest in the HCOB Pro Rata Share of Revolving Loan or Swingline Loan advanced by the Agent to be refunded in an amount equal to the HCOB Pro Rata Share of the aggregate amount of such Revolving Loan or Swingline Loan. HCOB will immediately transfer to the Agent, in immediately available funds, the amount of its participation and, upon receipt thereof, the Agent will deliver to HCOB a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Agent has received from HCOB such participating interest in a Revolving Loan or Swingline Loan, the Agent receives any payment on account thereof, the Agent will distribute to HCOB its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which HCOB’s participating interest was outstanding and funded).

(e) Notwithstanding anything to the contrary contained in this Section 2.12, the Agent shall not be obligated to make any portion of such HCOB Pro Rata Share advanced by the Agent attributable to any Defaulting Lender, unless the Agent has entered into arrangements (which may include the delivery of cash collateral) with the Borrower or such Defaulting Lender which are satisfactory to the Agent to eliminate the Agent’s HCOB Fronting Exposure (after giving effect to Section 2.9(a)(ii)) with respect to any such Defaulting Lender.

(f) The Borrower expressly acknowledges and agrees that any election by HCOB on one or more occasions to fund any Loan on any day prior to the full passage of the time period set forth in Section 2.12(b) shall not constitute or be deemed to be an amendment, waiver or other modification of the time period set forth in Section 2.12(b) prior to HCOB funding any Loan hereunder.

Securities Intermediary and the Borrower and have agreed that such Uncertificated Security constitutes a Financial Asset;

(iii) in the case of any Security Entitlement, by causing each such Security Entitlement to be credited to the Account in the name of the Borrower; and

(iv) in the case of General Intangibles (including any Collateral Obligation or Permitted Investment not evidenced by an Instrument) by filing, maintaining and continuing the effectiveness of, a financing statement naming the Borrower as debtor and the Collateral Agent as secured party and describing the Collateral Obligation or Permitted Investment (or a description of “all assets” of the Borrower, as applicable) as the collateral at the filing office in the applicable jurisdiction.

ARTICLE VII

ADMINISTRATION AND MANAGEMENT OF COLLATERAL OBLIGATIONS

Section 7.1 Retention and Termination of the Servicer.

The servicing, administering and collection of the Collateral Obligations shall be conducted by the Person designated as Servicer from time to time in accordance with this Section 7.1. Subject to early termination due to the occurrence of a Servicer Event of Default or as otherwise provided below in this Article VII, the Borrower hereby designates ~~ARES STRATEGIC INCOME FUND, and ARES STRATEGIC INCOME FUND~~Ares Strategic Income Fund, and Ares Strategic Income Fund hereby agrees to serve, as Servicer until the termination of this Agreement. For the avoidance of doubt, the Servicer is not a Lender Agent of the Agent, any Lender Agent, the Collateral Agent, the Collateral Administrator or any Lender.

Section 7.2 Resignation and Removal of the Servicer; Appointment of Successor Servicer.

(a) If a Servicer Event of Default shall occur and be continuing, the Agent by written notice given to the Servicer (with a copy to the Collateral Agent and each Lender), may terminate all of the rights and obligations of the Servicer and appoint a successor (with the consent of the Required Lenders) pursuant to the terms hereof. In addition, if the Servicer is terminated upon the occurrence of a Servicer Event of Default, the Servicer shall, if so requested by the Agent, acting at the direction of the Required Lenders, deliver to any successor Servicer copies of its Records within five (5) Business Days after demand therefor and a computer tape (or any other means of electronic transmission acceptable to such successor Servicer) containing as of the close of business on the date of demand all of the data maintained by the Servicer in computer format in connection with managing the Collateral Obligations.

(b) The Servicer shall not resign from the obligations and duties imposed on it by this Agreement as Servicer, unless the effectiveness of any material change in Applicable Law renders the performance by the Servicer of its duties hereunder to be a violation of such Applicable Law.

(p) Compliance with Anti-Corruption Laws and Anti-Money Laundering Laws. The Servicerrepresents and warrants that neither it nor, to its knowledge, any of its Affiliates, Subsidiaries, directors or officers, nor, to its knowledge, any of its or its Affiliates’ or Subsidiaries’ employees or agents, have engaged in any activity or conduct that would breach Anti-Corruption Laws or Anti-Money Laundering Laws.

(q) Compliance with Sanctions. The Servicer represents and warrants that (a) neither it nor, to its knowledge, any of its Affiliates, Subsidiaries, directors, officers or employees, nor, to its knowledge, any of its agents (including any such agents or Affiliates or Subsidiaries that will act in any capacity in connection with, or benefit from, this Agreement), is (i) a Sanctioned Person, or (ii) in violation of any Sanctions, and (b) no Loan, use of proceeds or other transaction contemplated by this Agreement will result in the violation of any Sanctions.

(r) Blocking Regulations and Anti-Boycott Regulations. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, the representations and warranties in Section 7.4(p) (Compliance with Anti-Corruption Laws and Anti-Money Laundering Laws) and Section 7.4(q) (Compliance Sanctions) (i) are not being made by or in respect of, and shall not apply to, any person if and to the extent that the making of such representations and warranties by or in respect of such person would constitute or give rise to a violation by such person of (or conflict with and thereby expose such person to any liability under) the Blocking Regulations or the Anti-Boycott Regulations and (ii) shall only apply for the benefit of any Lender to the extent such representations and warranties would not result in a violation of (or conflict with and thereby expose such Lender to any liability under) the Blocking Regulations or the Anti-Boycott Regulations.

Section 7.5 Covenants Relating to the Servicer.

Until the date on or after the Facility Termination Date on which the Loans shall have been repaid in full, all Interest shall have been paid, and no other Obligations (other than contingent Obligations for which no claim has been made) shall be owing to the Secured Parties under this Agreement:

(a) Compliance with Agreements and Applicable Law. The Servicer will comply in all material respects with all Applicable Law, including those with respect to the performance of its obligations under this Agreement and the other Transaction Documents.

(b) Preservation of Company Existence. The Servicer will (i) preserve and maintain its company existence, rights, franchises and privileges in the jurisdiction of its formation and (ii) qualify and remain qualified in good standing as a statutory trust in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or would reasonably be expected to have, a Material Adverse Effect.

(c) Books and Records. The Borrower shall cause the Servicer to keep proper books of record and account in which full and correct entries shall be made of all financial transactions and the assets and business of the Servicer in accordance with Appropriate Accounting Principles, maintain and implement administrative and operating procedures, and

(b) It has instituted and maintains policies and procedures designed to promote and achieve compliance with Anti-Corruption Laws and Anti-Money Laundering Laws.

Section 9.30 Compliance with Sanctions.

It represents and warrants that (a) neither it nor, to its knowledge, any of its Affiliates, Subsidiaries, directors, officers or employees, nor, to its knowledge, any of its agents (including any such agents or Affiliates or Subsidiaries that will act in any capacity in connection with, or benefit from, this Agreement), is (i) a Sanctioned Person, or (ii) in violation of any Sanctions, and (b) no Loan, use of proceeds or other transaction contemplated by this Agreement will result in the violation of any Sanctions.

Section 9.31 Beneficial Ownership Certification.

The information included in the Beneficial Ownership Certification, if any, is true and correct in all material respects.

Section 9.32 Similar Law.

It is not a plan subject to any Similar Law or an entity subject to any Similar Law by reason of the investment in it of one or more “governmental plans” (as defined by Section 3(33) of ERISA) or other plans or during any period that the assets, properties or revenues of it are subject to any Similar Law, by reason of the investment in it of one or more “governmental plans” (as defined by Section 3(33) of ERISA) or other plans, neither the entering into and performance of the Agreement nor any other transactions entered into under the Transaction Documents will constitute or result in a violation of any Similar Law. The representations in this Section 9.32 shall be deemed repeated on each day that an Obligation is outstanding.

Section 9.33 Blocking Regulations and Anti-Boycott Regulations. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, the representations and warranties in Section 9.29 (Compliance with Anti-Corruption Laws and Anti-Money Laundering Laws) and Section 9.30 (Compliance Sanctions) (i) are not being made by or in respect of, and shall not apply to, any person if and to the extent that the making of such representations and warranties by or in respect of such person would constitute or give rise to a violation by such person of (or conflict with and thereby expose such person to any liability under) the Blocking Regulations or the Anti-Boycott Regulations and (ii) shall only apply for the benefit of any Lender to the extent such representations and warranties would not result in a violation of (or conflict with and thereby expose such Lender to any liability under) the Blocking Regulations or the Anti-Boycott Regulations.

ARTICLE X

COVENANTS

From the date hereof until the first day following the Facility Termination Date on which all Obligations shall have been finally and fully paid and performed (other than (i) as expressly

It shall not merge or consolidate with any other Person or permit any other Person to become the successor to all or substantially all of its business or assets without the prior written consent of the Agent in its sole discretion.

Section 10.10 Deposit of Collections.

It shall transfer, or cause to be transferred, all applicable Collections to the Collection Account by the close of business on the 2nd (second) Business Day following the date such Collections are received by the Borrower, the Equityholder, the Servicer or any of their respective Affiliates.

Section 10.11 Indebtedness; Guarantees.

It shall not create, incur, assume or suffer to exist any Indebtedness other than Indebtedness permitted under the Transaction Documents. It shall incur no Indebtedness secured by the Collateral other than the Obligations. It shall not assume, guarantee, endorse or otherwise be or become directly or contingently liable for the obligations of any Person by, among other things, agreeing to purchase any obligation of another Person, agreeing to advance funds to such Person or causing or assisting such Person to maintain any amount of capital, other than as expressly permitted under the Transaction Documents.

Section 10.12 Limitation on Purchases from Affiliates.

Other than pursuant to the Contribution Agreement, it shall not purchase any asset from the Equityholder or the Servicer or any Affiliate of the Borrower, the Equityholder or the Servicer.

Section 10.13 Documents.

~~Except~~Subject to Section 17.2 with respect to any such action or other change to this Agreement, except as otherwise expressly permitted herein, it shall not cancel or terminate any of the Transaction Documents to which it is party (in any capacity), or consent to or accept any cancellation or termination of any of such agreements, or amend or otherwise modify any term or condition of any of the Transaction Documents to which it is party (in any capacity) or give any consent, waiver or approval under any such agreement, or waive any default under or breach of any of the Transaction Documents to which it is party (in any capacity) or take any other action under any such agreement not required by the terms thereof, in each case in a manner materially adverse to the Agent or any Lender unless (in each case) the Agent shall have consented thereto in its sole discretion.

Section 10.14 Preservation of Existence.

It shall do or cause to be done all things necessary to (i) preserve and keep in full force and effect its existence in the corporate form in which it has been formed, and take all reasonable action to maintain its rights and franchises in the jurisdiction of its formation and (ii) qualify and remain qualified in all material respects as an entity in the corporate form in which it has been summarized, aggregated or disclosed in an anonymized form, in accordance with such legal or contractual restrictions on disclosure) and (iii) that is not otherwise in the Designated Reporting Entity’s possession, required by the Designated Reporting Entity for compliance with its obligations under this Section 10.26; provided that, the Servicer shall not be responsible or liable for failing to provide any reports, data and other information that the Servicer is unable to procure or source using reasonable efforts.

(f) The Designated Reporting Entity shall be entitled to appoint one or more agents (and is permitted to incur fees and expenses in connection therewith) to prepare, or assist in the preparation of, the Transparency Reports or data required to be included therein and/or to make available the Transparency Reports on behalf of the Designated Reporting Entity and each of the Designated Reporting Entity, the Servicer, and the Agent acknowledges and agrees that:

(i) such an agent shall not have any duty to monitor, enquire or satisfy itself as to the veracity, accuracy or completeness of any documentation, reports or information provided to it under this Section 10.26 or whether or not the provision of such information, reports or documentation accords with, and is sufficient to satisfy the obligations of the Designated Reporting Entity under this Section 10.26;

(ii) such an agent shall not be liable, and have no responsibility, for any non-publication or late publication of the Transparency Reports or any errors in the Transparency Reports to the extent such failure, delay or error results from incomplete or incorrect documentation, reports or information, or any delay in documentation, reports or information being provided to such agent by the Designated Reporting Entity or by the Servicer;

(iii) such an agent shall not assume any responsibility for the obligations of the Designated Reporting Entity under this Section 10.26 or for monitoring the Borrower’s, the Designated Reporting Entity’s or any other Person’s compliance with this Section 10.26;

(iv) any reports, information or documentation uploaded to the Reporting Website may include disclaimers excluding the liability of such an agent for the information provided therein; and

(v) such an agent assumes no responsibility or liability to any Relevant Recipient or any third party (including for their use or onward disclosure of any such information, report or documentation).

(g) The assumption by the Designated Reporting Entity and the Servicer of their respective obligations under Section 10.26 does not constitute a representation, guarantee or agreement by either of them that the fulfillment of such obligations will be sufficient to permit EU/UK Institutional Investor Lenders to comply their obligations under Article 5(1)(e) of the EU Securitisation Regulation or Article 5(1)(f) of the UK Securitisation Regulation, as applicable. Neither the Designated Reporting Entity nor the Servicer shall be responsible for monitoring changes to the EU Transparency Requirements as in force on the Effective Date.

Section 10.27 Blocking Regulations and Anti-Boycott Regulations. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, the covenants in Section 10.21 (Sanctions) and Section 10.22 (Anti-Corruption and Anti-Money Laundering Laws) (i) are not being made by or in respect of, and shall not apply to, any person if and to the extent that the making of such covenants by or in respect of such person would constitute or give rise to a violation by such person of (or conflict with and thereby expose such person to any liability under) the Blocking Regulations or the Anti-Boycott Regulations and (ii) shall only apply for the benefit of any Lender to the extent such covenants would not result in a violation of (or conflict with and thereby expose such Lender to any liability under) the Blocking Regulations or the Anti-Boycott Regulations.

ARTICLE XI

THE COLLATERAL AGENT AND THE COLLATERAL ADMINISTRATOR

Section 11.1 Appointment of Collateral Agent.

U.S. Bank Trust Company, National Association is hereby appointed as Collateral Agent and U.S. Bank Trust Company, National Association is hereby appointed as Collateral Administrator, in each case, pursuant to the terms hereof. The Secured Parties hereby appoint (i) the Collateral Agent to act exclusively as the agent for purposes of perfection of a security interest in the Collateral and Collateral Agent of the Secured Parties to act as specified herein and in the other Transaction Documents to which the Collateral Agent is a party and (ii) the Collateral Administrator to act as specified herein and in the other Transaction Documents to which the Collateral Administrator is a party. The Collateral Agent hereby accepts such agency appointment to act as Collateral Agent pursuant to the terms of this Agreement, until its resignation or removal as Collateral Agent pursuant to the terms hereof. The Collateral Administrator hereby accepts such agency appointment to act as Collateral Administrator pursuant to the terms of this Agreement, until its resignation or removal as Collateral Administrator pursuant to the terms hereof.

Section 11.2 Monthly Reports.

The Collateral Administrator shall prepare the Monthly Report in accordance with Section 8.5 and the Collateral Agent shall distribute funds in accordance with such Monthly Report in accordance with Section 8.3.

Section 11.3 Collateral Administration.

The Collateral Administrator shall maintain a database of certain characteristics of the Collateral on an ongoing basis, and provide to the Borrower, the Servicer, the Collateral Agent, the Agent and the Lender Agents certain reports, schedules and calculations, all as more particularly described in this Section 11.3, based upon information and data received from the Borrower and/or the Servicer pursuant to Section 7.6 or from the Lender Agents and/or the Agent.

Agreement or changing in any manner the rights of any party hereto or waiving, on such terms and conditions as may be specified in such instrument, any of the requirements of this Agreement; provided that, no such amendment, supplement, waiver or modification shall (i) amend, modify or waive any provision adversely affecting the Collateral Agent, the Collateral Administrator or the Document Custodian, in each case without the prior written consent of the Collateral Agent, the Collateral Administrator or the Document Custodian, as applicable, (ii) amend, modify or waive any provision adversely affecting the obligations or duties of the Agent, in each case without the prior written consent of the Agent, (iii) constitute a Fundamental Amendment without the prior written consent of each Lender (including any Defaulting Lender but solely to the extent that the consent of any such Defaulting Lender is required pursuant to Section 17.2(h) below), (iv) waive any Event of Default or Servicer Event of Default without the prior written consent of the Required Lenders, (v) materially affect the rights or duties of the Servicer unless the Servicer has consented thereto ~~or~~, (vi) materially and directly affect the obligations of solely the Swingline Lender under this Agreement or any other Transaction Document unless in writing and signed by the Swingline Lender or (vii) amend, modify or waive the provisions of Section 2.12 without the prior written consent of HCOB, in its capacity as a Lender hereunder.

(b) Notwithstanding anything to the contrary herein or in any other Transaction Document (and any Swap Contract shall be deemed not to be a “Transaction Document” for purposes of this Section 17.2), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the applicable Reference Time, then:

(x) if a Benchmark Replacement is determined in accordance with clause (a)(1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document, and

(y) if a Benchmark Replacement is determined in accordance with clause (a)(2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders (without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document), so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c) Notwithstanding anything to the contrary herein or in any other Transaction Document, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark

EVERBANK, N.A.
as a Committed Lender
10000 Midlantic Drive, Suite 400 E
Mount Laurel, NJ 08054
Attention: Lender Finance

HAMBURG COMMERCIAL BANK AG, LUXEMBOURG BRANCH
as a Committed Lender
7, rue Lou Hemmer
L-1748 Luxembourg-Findel
Luxembourg

RAYMOND JAMES BANK
as a Committed Lender
710 Carillon Parkway
St. Petersburg, FL 33716

SILICON VALLEY BANK, a division of First-Citizens Bank & Trust Company as a Committed Lender
11 West 42nd Street, 14th Floor
New York, NY 10036
Attn: Structured Fund Solutions (Deal Management)
Email: sfs.dealmanagement@svb.com

SUMITOMO MITSUI TRUST BANK, LIMITED, NEW YORK BRANCH
as a Committed Lender
1251 Avenue of the Americas, 22nd Floor
New York, NY 10020
A-4

ANNEX B

~~Commitment as of~~
	~~Dollar or~~	~~the First~~
	~~Multicurrency~~	~~Amendment~~	~~Revolving or Term~~
~~Lender~~	~~Lender~~	~~Effective Date~~	~~Commitment~~
~~Société Générale~~	~~Dollar~~	~~$492,500,000~~	~~Revolving~~
~~Société Générale~~	~~Dollar~~	~~$197,500,000~~	~~Term~~
~~Société Générale~~	~~Multicurrency~~	~~$100,000,000~~	~~Revolving~~
~~EverBank, N.A.~~	~~Dollar~~	~~$120,000,000~~	~~Revolving~~
~~EverBank, N.A.~~	~~Dollar~~	~~$40,000,000~~	~~Term~~
~~Raymond James Bank~~	~~Dollar~~	~~$37,500,000~~	~~Revolving~~
~~Raymond James Bank~~	~~Dollar~~	~~$12,500,000~~	~~Term~~
B-1

~~ANNEX C~~

TRANSACTION SUMMARY

[To be attached]
B-1

APPENDIX B

Conformed through Amendment No. ~~1~~2 dated ~~December 19~~February 9, ~~2023~~2024

SCHEDULES AND EXHIBITS

TO

LOAN AND SERVICING AGREEMENT

Dated as of July 26, 2023

(ASIF FUNDING I, LLC)

EXHIBITS

EXHIBIT A-1	Form of Note
EXHIBIT A-2	Form of Swingline Note
EXHIBIT B	Audit Standards
EXHIBIT C-1	Form of Loan Request
EXHIBIT C-2	Form of Reinvestment Request
EXHIBIT C-3	Form of Asset Approval Request
EXHIBIT C-4	Form of FX Reallocation Notice
EXHIBIT D	Form of Monthly Report
EXHIBIT E	Form of Approval Notice
EXHIBIT F-1	Authorized Representatives of Servicer
EXHIBIT F-2	Request for Release and Receipt
EXHIBIT F-3	Request for Release of Request for Release and Receipt
EXHIBIT G-1	U.S. Tax Compliance Certificate (Foreign Lender - non-Partnerships)
EXHIBIT G-2	U.S. Tax Compliance Certificate (Foreign Participant - non-Partnerships)
EXHIBIT G-3	U.S. Tax Compliance Certificate (Foreign Participants - Partnerships)
EXHIBIT G-4	U.S. Tax Compliance Certificate (Foreign Lenders - Partnerships)
EXHIBIT H	Schedule of Collateral Obligations Certification
EXHIBIT I	Form of Assignment Agreement
EXHIBIT J	Form of Retention Letter
EXHIBIT K	Form of Document Checklist
EXHIBIT L	Form of Notice and Request for Consent

SCHEDULES

SCHEDULE 1	Diversity Score Calculation
SCHEDULE 2	S&P Industry Classifications
SCHEDULE 3	Collateral Obligations
SCHEDULE 4	Disqualified Institutions
SCHEDULE 5	Commitments

SCHEDULE 5

COMMITMENTS

		Commitment as of
	Dollar or	the Second
	Multicurrency	Amendment	Revolving or Term
Lender	Lender	Effective Date	Commitment
Société Générale	Dollar	$380,000,000	Revolving
Société Générale	Dollar	$160,000,000	Term
Société Générale	Multicurrency	$100,000,000	Revolving
Hamburg Commercial Bank AG, Luxembourg Branch	Dollar	$130,000,000	Revolving
Hamburg Commercial Bank AG, Luxembourg Branch	Dollar	$50,000,000	Term
Hamburg Commercial Bank AG, Luxembourg Branch	Multicurrency	$20,000,000	Revolving
EverBank, N.A.	Dollar	$120,000,000	Revolving
EverBank, N.A.	Dollar	$40,000,000	Term
Raymond James Bank	Dollar	$37,500,000	Revolving
Raymond James Bank	Dollar	$12,500,000	Term
Silicon Valley Bank, a division of First-Citizens Bank & Trust Company	Dollar	$75,000,000	Revolving
Silicon Valley Bank, a division of First-Citizens Bank & Trust Company	Dollar	$25,000,000	Term
Sumitomo Mitsui Trust Bank, Limited, New York Branch	Dollar	$37,500,000	Revolving
Sumitomo Mitsui Trust Bank, Limited, New York Branch	Dollar	$12,500,000	Term